                                                                   Exhibit 10.25
                                                                   -------------
                            ASSET PURCHASE AGREEMENT


          THIS ASSET PURCHASE AGREEMENT is made as of March 2, 1998, by and among The Modern Group, Inc., a Texas corporation (the "Seller"), the
                                                        ------
stockholders of the Seller listed on the Schedule of Stockholders attached
                                         ------------------------
hereto (each a "Stockholder" and collectively, the "Stockholders"), Southeast
                -----------                         ------------
Texas Intermediary, Inc., a Texas general business corporation (the

"Intermediary"), and NES Acquisition Corp., a Delaware corporation (the
 ------------
"Purchaser").  The Seller, the Stockholders, the Intermediary and the Purchaser
 ---------
are referred to herein collectively as the "Parties" and individually as a
                                            -------
"Party."
 -----

          WHEREAS, the Stockholders own beneficially and of record 100% of the issued and outstanding shares of capital stock of the Seller;

          WHEREAS, the Seller, through its Dragon Rental Division (the "Division"), is engaged directly and indirectly through a network of alliance
 --------
partners in the business of renting tanks, containers, boxes, trailers and other equipment of all kinds (the "Business"); and
                             --------

          WHEREAS, upon the terms and subject to the conditions set forth in this Agreement, the Purchaser desires to acquire from the Seller, and the Seller desires to sell to the Purchaser, substantially all of the Seller's business, assets and properties (operating as a going concern) constituting the Business.

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:


                                   ARTICLE I
                                  DEFINITIONS

          1.1  Definitions.  For purposes hereof, the following terms, when used
               -----------
herein with initial capital letters, shall have the respective meanings set forth herein:

          "Affiliate" of any Person means any other Person controlling,
           ---------
controlled by or under common control with such first Person, where "control"
                                                                     -------
means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities or otherwise.

          "Affiliated Group" means an affiliated group as defined in Section
           ----------------
1504 of the Code (or any similar combined, consolidated or unitary group defined under state, local or foreign income Tax law).

          "Agreement" means this Asset Purchase Agreement, including all
           ---------
Exhibits and Schedules hereto, as it may be amended from time to time in accordance with its terms.

          "Assignment" mean the Partial Assignment of Purchase Agreement for
           ----------
Exchange Property dated as of the date hereof by and between the Seller and the Intermediary in the form of Exhibit A attached hereto.
                            ---------

          "Baseline Net Assets" means $14,600,000.
           -------------------

          "Business Day" means a day other than a Saturday, Sunday or other day
           ------------
on which commercial banks are authorized or required to close under the laws of the United States.

          "Cash" means cash, cash equivalents and marketable securities
           ----
(including, without limitation, all money market accounts, mutual fund accounts and repurchase agreements).

          "CERCLA" means the Comprehensive Environmental Response,
           ------
Compensation and Liability Act of 1980, as amended.

          "Code" means the United States Internal Revenue Code of 1986,
           ----
as amended.

          "Direct Conveyance Property" means all of the Acquired Assets other
           --------------------------
than the Exchange Property.

          "Environmental Affiliates" of any Person means, with respect to any
           ------------------------
particular matter, all other Persons whose liabilities or obligations with respect to that particular matter have been assumed by, or are otherwise deemed by law to be those of, such first Person.

          "Environmental and Safety Requirements" means all federal, state,
           -------------------------------------
local and foreign statutes, regulations, ordinances and similar provisions having the force or effect of law, all judicial and administrative orders and determinations, all contractual obligations and all common law concerning public health and safety, worker health and safety and pollution or protection of the environment, including all such standards of conduct and bases of obligations relating to the presence, use, production, generation, handling, transport, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any hazardous materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or by-products, asbestos, polychlorinated biphenyls (or PCBs), noise or radiation.

          "Environmental Lien" means any Lien, whether recorded or unrecorded,
           ------------------
in favor of any governmental entity or any department, agency or political subdivision thereof relating to any liability of the Seller, any Subsidiary or any Stockholder or any Environmental Affiliate of the Seller, any Subsidiary or any Stockholder arising under any Environmental and Safety Requirement.

          "ERISA" means the Employee Retirement Income Security Act of 1974,
           -----
as amended.

          "Exchange Agreement" means the Exchange Agreement dated as of the date
           ------------------
hereof by and between the Seller and the Intermediary in the form of Exhibit B
                                                                     ---------
attached hereto.

          "Exchange Property" means those assets constituting part of the
           -----------------
Acquired Assets and listed on Exhibit C attached hereto.
                              ---------

          "GAAP" means, at a given time, United States generally accepted
           ----
accounting principles, consistently applied.

          "Indebtedness" of any Person means, without duplication: (a)
           ------------
indebtedness for borrowed money or for the deferred purchase price of property or services in respect of which such Person is liable, contingently or otherwise, as obligor or otherwise (other than trade payables and other current liabilities incurred in the ordinary course of business) and any commitment by which such Person assures a creditor against loss, including contingent reimbursement obligations with respect to letters of credit; (b) indebtedness guaranteed in any manner by such Person, including a guarantee in the form of an agreement to repurchase or reimburse; and (c) obligations under capitalized leases in respect of which such Person is liable, contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which obligations such Person assures a creditor against loss.

          "Insider" means, any officer, director, stockholder, partner or
           -------
Affiliate, as applicable, of the Seller or any individual related by marriage or adoption to any such individual or any entity in which any such Person owns any beneficial interest.

          "Knowledge," as used in this Agreement (i) with respect to a
           ---------
particular Stockholder which is a trust, shall include, without limitation, the actual knowledge of the beneficiaries of such Stockholder and (ii) with respect to the Seller, shall include, without limitation, the actual knowledge of Will Crenshaw.

          "Licenses" means all permits, licenses, franchises, certificates,
           --------
approvals and other authorizations of foreign, federal, state and local governments or other similar rights.

          "Liens" means any mortgage, pledge, security interest, encumbrance,
           -----
lien or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof), any sale of receivables with recourse against the Seller or any Affiliate, any filing or agreement to file a financing statement as debtor under the Uniform Commercial Code or any similar statute other than to reflect ownership by a third party of property leased to the Seller or any of its Subsidiaries under a lease which is not in the nature of a conditional sale or title retention agreement, or any subordination arrangement in favor of another Person (other than any subordination arising in the ordinary course of business).

          "Loss" means, with respect to any Person, any diminution in value,
           ----
consequential or other damage, liability, demand, claim, action, cause of action, cost, damage, deficiency, Tax, penalty, fine or other loss or expense, whether or not arising out of a third party claim, including all interest, penalties, reasonable attorneys' fees and expenses and all amounts paid or incurred in connection with any action, demand, proceeding, investigation or claim by any third party (including any governmental entity or any department, agency or political subdivision thereof) against or affecting such Person or which, if determined adversely to such Person, would give rise to, evidence the existence of, or relate to, any other Loss and the investigation, defense or settlement of any of the foregoing.

          "Material Adverse Effect" means any material adverse effect on the
           -----------------------
business, financial condition, operations, results of operations, employee relations, customer or supplier relations, assets or future prospects of the Division.

          "Net Assets" means (i) the book value of the Division's assets which
           ----------
are Acquired Assets, determined in accordance with GAAP, applied on a consistent basis, minus (ii) the book value of the Specified Liabilities, determined in
       -----
accordance with GAAP, applied on a consistent basis.

          "Ordinary Course of Business" means the ordinary course of the
           ---------------------------
Business consistent with past practice (including, without limitation, with respect to collection of accounts receivable, purchases of inventory and supplies, repairs and maintenance, payment of accounts payable and accrued expenses, levels of capital expenditures and operation of cash management practices generally).

          "Permitted Encumbrances" shall mean:  (A) statutory liens for current
           ----------------------
taxes or other governmental charges with respect to the Real Property not yet due and payable or the amount or validity of which is being contested; (B) mechanics, carriers, workers, repairers and similar statutory liens arising or incurred in the ordinary course of business for amounts which are not delinquent and which could not, individually or in the aggregate, have a Material Adverse Effect; (C) zoning, entitlement, building and other land use regulations imposed by governmental agencies having jurisdiction over the Real Property which are not violated by the current use and operation of the Real Property; and (D) covenants, conditions, restrictions, easements and other matters of record affecting title to the Real Property which do not unreasonably interfere with the current use, occupancy, or value, or the marketability of title, of the Real Property.

          "Person" means an individual, a partnership, a corporation, an
           ------
association, a limited liability company, a joint stock company, a trust, a joint venture, an unincorporated organization, a governmental entity or any department, agency or political subdivision thereof and any other entity.

          "Proprietary Rights" means all (i) patents, patent applications,
           ------------------
patent disclosures and inventions, (ii) trademarks, service marks, trade dress, trade names, logos, internet domain names and corporate names and registrations and applications for registration thereof together with all of the goodwill associated therewith, (iii) copyrights (registered or unregistered) and copyrightable works and registrations and applications for registration thereof,
(iv) mask works and registrations and applications for registration thereof, (v) computer software, data, data bases and documentation thereof, (vi) trade secrets and other confidential information (including, without limitation, ideas, formulas, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, financial and marketing plans and customer and supplier lists and information),
(vii) other intellectual property rights and (viii) copies and tangible embodiments thereof (in whatever form or medium).

          "Release" has the meaning set forth in CERCLA.
           -------

          "Subsidiary" means, with respect to any Person, any corporation a
           ----------
majority of the total voting power of shares of stock of which is entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or any partnership, limited liability company, association or other business entity a majority of the partnership or other similar ownership interest of which is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof. For purposes of this definition, a Person is deemed to have a majority ownership interest in a partnership, limited liability company, association or other business entity if such Person is allocated a majority of the gains or losses of such partnership, limited liability company, association or other business entity or is or controls the managing director or general partner of such partnership, limited liability company, association or other business entity.

          "Tax Returns" means returns, declarations, reports, claims for refund,
           -----------
information returns or other documents (including any related or supporting schedules, statements or information) filed or required to be filed in connection with the determination, assessment or collection of Taxes of any party or the administration of any laws, regulations or administrative requirements relating to any Taxes.

          "Taxes" means any federal, state, local, or foreign income, gross
           -----
receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, or other tax, fee, assessment or charge of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

          "Transaction Documents" means this Agreement, and all other
           ---------------------
agreements, instruments, certificates and other documents to be entered into or delivered by any Party in connection with the transactions contemplated to be consummated pursuant to this Agreement.

          "Treasury Regulations" means the United States Treasury Regulations
           --------------------
promulgated pursuant to the Code.

          1.2  OTHER DEFINITIONAL PROVISIONS.
               -----------------------------

          (a) Accounting Terms.  Accounting terms which are not otherwise
              ----------------
defined in this Agreement have the meanings given to them under GAAP. To the extent that the definition of accounting term that is defined in this Agreement is inconsistent with the meaning of such term under GAAP, the definition set forth in this Agreement will control.

          (b) "Hereof," etc.  The terms "hereof," "herein" and "hereunder" and
               ------------
terms of similar import are references to this Agreement as a whole and not to any particular provision of this Agreement. Section, clause, Schedule and Exhibit references contained in this Agreement are references to Sections, clauses, Schedules and Exhibits in or to this Agreement, unless otherwise specified.

          (c) Successor Laws.  Any reference to any particular Code section or
              --------------
any other law or regulation will be interpreted to include any revision of or successor to that section regardless of how it is numbered or classified.

          1.3  Cross Reference of Other Definitions.  Each capitalized term
               ------------------------------------
listed below is defined in the corresponding Section of this Agreement:

Term                                                            Section
----                                                            -------
Acquired Assets.................................................2.1(a)
Actual Net Assets...............................................2.2(b)
Agreement.......................................................Preface
Applicable Limitation Date......................................8.1
Assumed Liabilities.............................................2.1(c)
Beaumont Lease..................................................3.1(k)
Business........................................................Recitals
Cap.............................................................8.2(b)(ii)
Cash Purchase Price.............................................2.1(f)
Closing.........................................................2.3(a)
Closing Accounts Receivable.....................................2.4(a)
Closing Accounts Receivable Amount..............................2.4(a)
Closing Date....................................................2.3(a)
Closing Review..................................................2.2(b)
Closing Transactions............................................2.3(b)
COBRA...........................................................5.18(a)
Confidential Information........................................9.9(c)
Direct Conveyance Property Purchase Price.......................2.1(f)
Division........................................................Recitals
Division Employees..............................................9.10(a)
Draft Balance Sheet.............................................2.2(b)
Estimated Net Assets............................................2.2(a)
Excess Collections..............................................2.4(b)
Excluded Assets.................................................2.1(b)
Excluded Employees..............................................9.10(b)
Excluded Liabilities............................................2.1(d)
Financial Statements............................................5.6(a)
Firm............................................................2.2(b)
Holdback........................................................2.1(f)
HSR Act.........................................................3.1(f)
Improvements....................................................5.10(f)
Indemnified Party...............................................8.2(e)
Indemnifying Party..............................................8.2(e)
Intermediary....................................................Preface
Latest Balance Sheet............................................5.6(a)
Leased Real Property............................................5.10(b)
Leases..........................................................5.10(b)
Licenses........................................................5.16

Term                                                            Section
----                                                            -------
Noncompete Period...............................................9.9(a)(i)
Noncompeting Parties............................................9.9(a)(i)
Objection Notice................................................2.2(a)
Offshore Market.................................................9.9(a)(iii)
Owned Real Property.............................................5.10(a)
Party...........................................................Preface
Pending Claim...................................................2.5
Prime Rate......................................................2.2(c)
Purchase Price..................................................2.1(f)
Purchaser.......................................................Preface
Purchaser Parties...............................................8.2(a)
Real Property...................................................2.1(a)(v)
Real Property Permits...........................................5.10(g)
Real Property Law...............................................5.10(h)
Remaining Holdback..............................................2.5
Section 1031 Exchange...........................................2.1(e)
Seller..........................................................Preface
Seller Parties..................................................8.2(c)
Specified Liabilities...........................................2.1(c)(i)
Stipulated Exchange Price.......................................2.1(f)
Stockholder.....................................................Preface
Transfer Obligations............................................2.1(e)
Unassigned Contracts............................................9.13
Uncollected Receivables Amount..................................2.4(b)


                                  ARTICLE II
         PURCHASE AND SALE; ASSUMPTION OF CERTAIN LIABILITIES; CLOSING

          2.1  Purchase and Sale.
               -----------------

          (a)  Acquired Assets.  Upon the terms and subject to the conditions
               ---------------
set forth in this Agreement, at the Closing the Seller shall sell, assign, transfer and deliver to the Purchaser, and the Purchaser shall purchase, all properties, assets, rights and interests of every kind and nature, whether tangible or intangible, and wherever located and by whomever possessed, owned by the Seller and related to the Business as of the Closing Date, except as set forth in Section 2.1(b) below (collectively, the "Acquired Assets"), including,
                                                  ---------------
without limitation (in each case, only to the extent related to the Business):

               (i) all accounts and notes receivables (whether current or noncurrent);

               (ii)     all Cash, securities and other investments;

               (iii) all Proprietary Rights, along with all income, royalties, damages and payments due or payable as of the Closing or thereafter, including, without limitation, damages and payments for past, present or future infringements or misappropriations thereof, the right to sue and recover for past infringements or misappropriations thereof and any and all corresponding rights that, now or hereafter, may be secured throughout the world (including, without limitation, the right to continue using all logos and design marks registered by the Seller, to the extent such logos and design marks are being used by the Division as of the date hereof);

               (iv) all of the Seller's rights existing under leases, contracts, licenses, permits, distribution arrangements, sales and purchase agreements, accounts receivable, other agreements and business arrangements, including, without limitation, all contracts and agreements described on the Contracts Schedule attached hereto;
                      ------------------

               (v) all real property owned or leased by the Seller (provided that with respect to the real property located on Cardinal Drive in Beaumont, Texas the Acquired Assets shall include only the leasehold interest in such property as evidenced by the Beaumont Lease), and all plants, buildings and other improvements located on such owned or leased property, and all easements, licenses, rights of way, permits and all appurtenances to such owned or leased property, including, without limitation, all appurtenant rights in and to public streets, whether or not vacated (collectively, the "Real Property");
                                 -------------

               (vi) all leasehold improvements and all machinery, equipment (including all transportation and office equipment), fixtures, trade fixtures, tools, dyes and furniture owned by the Seller wherever located, including, without limitation, all such items which are located in any building, warehouse, office or other space leased, owned or occupied by the Seller or used in connection with the Real Property;

               (vii) all rental equipment of any kind, wherever located, rented by the Seller to any Person;

               (viii) all inventories of work in process, semi-finished and finished goods, stores, replacement and spare parts, packaging materials, operating supplies, and fuels, owned by the Seller wherever located;

               (ix) all office supplies, production supplies, spare parts, other miscellaneous supplies, and other tangible property of any kind wherever located, including, without limitation, all property of any kind located in any building, office or other space leased, owned or occupied by the Seller or in any warehouse where any of the Seller's properties and assets may be situated (other than administrative software, equipment and supplies located at 1655 Louisiana, Beaumont, Texas);

               (x)      all prepayments and prepaid expenses;

               (xi) all of the Seller's claims, causes of action, choses in action, rights of recovery and rights of set-off of any kind;

               (xii) the right to receive and retain mail, accounts receivable payments and other communications;

               (xiii) the right to bill and receive payment for products shipped or delivered and services performed but unbilled or unpaid as of the Closing;

               (xiv) all lists, records and other information pertaining to accounts, personnel and referral sources, all lists and records pertaining to suppliers and customers; and all books, ledgers, files and business records of every kind; whether evidenced in writing, electronically (including, without limitation, by computer) or otherwise;

               (xv) all advertising, marketing and promotional materials and all other printed or written materials;

               (xvi) all permits, licenses, certifications and approvals from all permitting, licensing, accrediting and certifying agencies, and the rights to all data and records held by such permitting, licensing and certifying agencies;

               (xvii) all telephone numbers (e.g. "800" numbers, other than 800-231-8198) used by the Seller;

               (xviii) all goodwill as a going concern and all other intangible properties;

               (xix) the name "Dragon Rental" (and all derivatives thereof, other than the name "Tiger Tanks by Dragon Products");

               (xx)     the assets listed on the "Additional Acquired Assets
                                                  --------------------------
     Schedule," attached hereto; and
     --------

               (xxi) except as specified in Section 2.1(b) below, all other property owned by the Seller, or in which it has an interest on the Closing Date, including, without limitation, all fixed assets included on the Latest Balance Sheet and any and all subsequent improvements or additions thereon through the Closing Date.

          (b)  Excluded Assets.  Notwithstanding Section 2.1(a) above, the
               ---------------
following assets are expressly excluded from the purchase and sale contemplated hereby and, as such, are not Acquired Assets (collectively, the "Excluded
                                                                 --------
Assets"):
------

               (i) all monies to be received by the Seller from the Purchaser in connection with the consummation of the transactions contemplated by the Transaction Documents;

               (ii)     all rights of the Seller under this Agreement;

               (iii)    the assets listed on the "Excluded Assets Schedule,"
                                                  ------------------------
     attached hereto;

               (iv)     the telephone number 800-231-8198;

               (v) all logos and design marks registered by the Seller except to the extent they use the words "Dragon Rental" (or any derivative thereof) (provided that the Purchaser has the right to continue using such logos and design marks to the extent they are being used by the Division as of the date hereof);

               (vi)     the name "Tiger Tanks by Dragon Products";

               (vii)    the Seller's post office box in Beaumont, Texas;

               (viii) all qualifications to do business as a foreign corporation;

               (ix) all arrangements with registered agents relating to foreign qualifications;

               (x)      all taxpayer and other identification numbers; and

               (xi) all seals, minute books, stock transfer books, blank stock certificates, and other documents relating to the organization, maintenance, and existence of the Seller as a corporation.

          (c)  Assumed Liabilities.  Subject to Section 2.1(d) below, as
               -------------------
additional consideration for the Acquired Assets, at the Closing the Purchaser will assume the following liabilities and obligations of the Seller (the "Assumed Liabilities"):
--------------------

               (i) all liabilities of the Division for accrued expenses (other than accrued expenses relating to Indebtedness and income Taxes) and non-interest bearing accounts payable relating to the ongoing operation of the Division which are set forth on the face of the Latest Balance Sheet (rather than in any notes thereto) or which are of the type set forth on the face of the Latest Balance Sheet and incurred by the Division in the Ordinary Course of Business since the date of the Latest Balance Sheet (the "Specified Liabilities"); and
      ---------------------

               (ii) all liabilities and obligations of the Division pursuant to executory contracts, orders and commitments covering the purchase of inventory and/or supplies or the sale or rental of merchandise or services which are described on the attached Contracts Schedule.
                                         ------------------

          (d)  Excluded Liabilities.  Except as set forth in Section 2.1(c)
               --------------------
above, the Purchaser shall not assume or become liable for, and shall not be deemed to have assumed or have become liable for, any of the Seller's liabilities and obligations not expressly assumed by the Purchaser pursuant to
Section 2.1(c) above, whether accrued, absolute or contingent, whether known or unknown, whether disclosed or undisclosed, whether due or to become due and whether related to the Acquired Assets or otherwise, and regardless of when asserted, including, without limitation, any liabilities or obligations arising from or relating to the Acquired Assets or Seller's operation of the Business prior to the Closing Date (the "Excluded Liabilities").
                                --------------------

          (e) Contemporaneously with the execution of this Agreement and pursuant to the Assignment, the Seller has assigned to the Intermediary all of the Seller's obligations to convey the Exchange Property to the Purchaser in accordance with the provisions of this Agreement (the "Transfer Obligations").
                                                       --------------------
Pursuant to the Assignment, the Intermediary has agreed to receive title to the Exchange Property and to assume and perform all Transfer Obligations with respect thereto. In connection with the execution of the Exchange Agreement, the Seller intends to cause the Exchange Property to be exchanged in a manner that will qualify as a non-taxable deferred exchange under Section 1031 of the Code. The transactions contemplated by the Assignment and by the Exchange Agreement are collectively referred to herein as the "Section 1031 Exchange." The
                                            ---------------------
Purchaser hereby agrees to accept conveyance of the Exchange Property from the Intermediary in satisfaction of the Seller's Transfer Obligations. The Seller and the Stockholders hereby agree, stipulate, covenant and confirm that (i) the Seller and the Stockholders shall remain fully liable and responsible for all representations, warranties, covenants, agreements, indemnities and adjustments contained in this Agreement with respect to the Exchange Property with like effect and to the same extent as if the Section 1031 Exchange had not occurred,
(ii) the Purchaser's acceptance of the Exchange Property from the Intermediary shall in no way affect, abrogate, limit, release or discharge the Seller and the Stockholders from all or any of such representations, warranties, covenants, agreements, indemnities and adjustments, and (iii) the Purchaser has not made, and by acceptance of conveyance of the Exchange Property from the Intermediary shall not be deemed to make, any representation or warranty regarding whether the Section 1031 Exchange will constitute a non-taxable deferred exchange under
Section 1031 of the Code or with respect to the title, status, existence or condition of any of the property acquired by the Seller or the Intermediary with the Exchange Property.

          (f) Purchase Price for Acquired Assets.  The purchase price for the
              ----------------------------------
Acquired Assets (the "Purchase Price") will consist of the assumption by
                      --------------
Purchaser of the Assumed Liabilities and the payment of an aggregate of $22,950,000 (as adjusted pursuant to Section 2.2 below), which shall be paid at Closing as follows: (i) the Purchaser shall deliver $22,264,500 in cash (as adjusted pursuant to Section 2.2 below) (the "Cash Purchase Price"), of which
                                              -------------------
amount $18,747,570 shall be delivered to the Seller (the "Direct Conveyance
                                                          -----------------
Property Purchase Price") and $3,516,930 shall be delivered to the Intermediary
-----------------------
(the "Stipulated Exchange Price") and (ii) the Purchaser shall maintain $685,500
      -------------------------
in a book entry account of the Purchaser (the "Holdback").  The Holdback shall
                                               --------
bear interest at the rate of 6% per annum, compounded monthly, which interest amount shall be added to the Holdback, and become a part thereof. The Holdback shall be available to satisfy any amounts owing to the Purchaser pursuant to
Section 2.2 (Purchase Price Adjustment), Section 2.4 (Accounts Receivable) and/or Section 8.2 (Indemnification). The Purchase Price is subject to adjustment pursuant to Section 2.2 hereof.

           2.2      Purchase Price Adjustments.
                    --------------------------

          (a) Closing Date Adjustments.  At the Closing, the Purchase Price will
              ------------------------
be adjusted dollar-for-dollar as set forth in this Section 2.2(a).

               (i)      Net Assets.  Not more than ten (10) Business Days, but
                        ----------
     in no event less than five (5) Business Days, before the Closing Date, the Seller and the Purchaser will, in good faith and in accordance with the GAAP, jointly estimate the Net Assets as of the close of business on the day before the Closing Date on a reasonable basis using the Seller's then available financial information; provided, however, that if the
                                           --------  -------
     Seller and the Purchaser cannot agree on an estimate of the Net Assets, such estimate will be deemed to be equal to the average of the Seller's and the Purchaser's good faith determinations thereof. The amount of the Net Assets as finally estimated pursuant to this Section 2.2(a), is referred to herein as the "Estimated Net Assets."  At the Closing, if the Estimated
                       --------------------
     Net Assets is less than the Baseline Net Assets, then each of the Purchase Price, the Cash Purchase Price and the Direct Conveyance Property Purchase Price will be decreased by the amount of such deficiency, and if the Estimated Net Assets is greater than the Baseline Net Assets, then each of the Purchase Price, the Cash Purchase Price and the Direct Conveyance Property Purchase Price will be increased by the amount of such excess.

               (ii)     Indebtedness.  At the Closing, each of the Purchase
                        ------------
     Price, the Cash Purchase Price and the Direct Conveyance Property Purchase Price will be decreased dollar-for-dollar by an amount equal to the amount necessary to discharge fully the then outstanding balance of the Seller's and its Subsidiaries' Indebtedness secured by any of the Acquired Assets (including, without limitation, prepayment penalties and premiums).

          (b) Post-Closing Determination.  Within 90 days after the Closing
              --------------------------
Date, the Purchaser and its auditors will conduct a review (the "Closing
                                                                 -------
Review") of the Net Assets as of the close of business on the day before the
------
Closing Date and will prepare and deliver to the Seller a computation of the amount of the Net Assets as of the close of business on the day before the Closing Date (the "Draft Balance Sheet"). The Purchaser and its auditors will
                   -------------------
make available to the Seller and its auditors all records and work papers used in preparing the Draft Balance Sheet. If the Seller disagrees with the computation of the Net Assets reflected on the Draft Balance Sheet, the Seller may, within thirty (30) days after receipt of the Draft Balance Sheet, deliver a notice (an "Objection Notice") to the Purchaser setting forth the Seller's
            ----------------
calculation of the amount of the Net Assets as of the close of business on the day before the Closing Date. The Purchaser and the Seller will use reasonable best efforts to resolve any disagreements as to the computation of the Net Assets, but if they do not obtain a final resolution within thirty (30) days after the Purchaser has received the Objection Notice, the Purchaser and the Seller will jointly retain an independent accounting firm of recognized national or regional standing (the "Firm") to resolve any remaining disagreements. If the
                           ----
Purchaser and the Seller are unable to agree on the choice of the Firm, then the Firm will be a "big-six" accounting firm selected by lot (after excluding one firm designated by the Purchaser and one firm designated by the Seller). The Purchaser and the Seller will direct the Firm to render a determination within 30 days of its retention and the Purchaser, the Seller, the Stockholders and their respective agents will cooperate with the Firm during its engagement. The Firm will consider only those items and amounts in the Draft Balance Sheet set forth in the Objection Notice which the Purchaser and the Seller are unable to resolve. In resolving any disputed item, the Firm may not assign a value to any item greater than the greatest value for such item claimed by either party or less than the smallest value for such item claimed by either party. The Firm's determination will be based solely on presentations by the Purchaser and the Seller (i.e., not on independent review), and on the definition of Net Assets included herein. The determination of the Firm will be conclusive and binding upon the Purchaser, the Seller and the Stockholders. The Purchaser and the Seller shall bear the costs and expenses of the Firm based on the percentage which the portion of the contested amount not awarded to each party bears to the amount actually contested by such party. The amount of the Net Assets, as finally determined pursuant to this Section 2.2(b), is referred to herein as the "Actual Net Assets."
                           -----------------

          (c)  Post-Closing Adjustment.
               -----------------------

          (i)  Payment by the Purchaser.  If the Actual Net Assets is greater
               ------------------------
     than the Estimated Net Assets, the Purchaser will, within five (5) Business Days after the determination thereof, pay to the Seller an amount equal to the sum of (A) the Actual Net Assets minus the Estimated Net Assets plus
                                                                         ----
     (B) interest on such difference from the Closing Date to the date of payment at an interest rate equal to the "Prime Rate" as listed in the Wall Street Journal on the Closing Date (the "Prime Rate"). Such payment will
                                              ----------
     be made by wire transfer or delivery of other immediately available funds.

          (ii) Payment by the Stockholders.  If the Actual Net Assets is less
               ---------------------------
     than the Estimated Net Assets, the Purchaser shall be entitled to receive from the Holdback, within five (5) business days after the determination thereof, the amount equal to the sum of (A) the Estimated Net Assets minus the Actual Net Assets plus (B) interest on such difference from the Closing
                           ----
     Date to the date of payment at an interest rate equal to the Prime Rate (provided, however, that if the Holdback is less than the amount of such sum of (A) and (B) above, the Seller shall pay to the Purchaser, within five (5) business days after the determination of the Actual Net Assets, the amount by which the Holdback is less than the amount of such sum of (A) and (B) above, by wire transfer or delivery of other immediately available funds).

          (iii)  Dispute.  If, pursuant to Section 2.2(b) above, there is a
                 -------
     dispute as to the final determination of the Actual Net Assets, the Purchaser and the Seller shall promptly pay to the other, as appropriate, such amounts as are not in dispute, pending final determination of such dispute pursuant to Section 2.2(b).

           2.3      Closing Transactions.
                    --------------------

           (a)      Closing.  The closing of the transactions contemplated by
                    -------
this Agreement (the "Closing") shall take place at the offices of Kirkland &
                     -------
Ellis, 200 East Randolph Drive, Chicago, Illinois 60601, commencing at 10:00 a.m. on the Business Day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective Parties will take at the Closing itself), or at such other place or on such other date as may be mutually agreeable to the Purchaser and the Seller; provided that in any event, if the Purchaser's senior lenders require that the Closing take place at the offices of their attorneys, the Parties agree that the Closing shall take place at such offices. The date and time of the Closing are herein referred to as the "Closing Date."
        ------------

           (b) Closing Transactions.  Subject to the conditions set forth in
               --------------------
this Agreement, the Parties shall consummate the following transactions (the "Closing Transactions") on the Closing Date:
 --------------------

           (i) the Stockholders shall cause the Seller and the Intermediary, respectively, to convey, and the Seller and the Intermediary, respectively, shall convey to the Purchaser good and indefeasible title to the Direct Conveyance Property and the Exchange Property, respectively, thereby transferring good and indefeasible title to all of the Acquired Assets, free and clear of all Liens (other than Permitted Encumbrances), and the Seller and the Intermediary shall deliver to the Purchaser bills of sale, assignment of leases and contracts and all other instruments of conveyance which are necessary or desirable to effect transfer of the Direct Conveyance Property and the Exchange Property which together constitute all of the Acquired Assets, all of which instruments shall be in form and substance reasonably satisfactory to the Purchaser;

          (ii) the Purchaser shall deliver to the Seller such instruments of assumption as are required in order for the Purchaser to assume the Assumed Liabilities;

          (iii) the Purchaser shall repay, or cause to be repaid, on behalf of the Seller and its Subsidiaries, all amounts necessary to discharge fully the then outstanding balance of the Seller's and its Subsidiary's Indebtedness secured by any of the Acquired Assets (including, without limitation, prepayment penalties and premiums) by wire transfer of immediately available funds as directed by the holders of such Indebtedness at or prior to the Closing, and the Seller shall deliver to Purchaser all appropriate payoff letters and shall make arrangements reasonably satisfactory to Purchaser for such holders to deliver lien releases and canceled notes at the Closing;

          (iv) the Purchaser shall deliver to the Seller the Direct Conveyance Property Purchase Price by wire transfer of immediately available funds;

          (v) the Purchaser shall deliver to the Intermediary the Stipulated Exchange Price by wire transfer of immediately available funds;

          (vi) the Purchaser shall deliver to the Stockholders (in the manner set forth on the Schedule of Stockholders) the amount set forth in Section
                      ------------------------
     9.9(a) by wire transfer of immediately available funds; and

          (vii) the Seller, the Intermediary and the Purchaser, as applicable, shall deliver the opinions, certificates and other documents and instruments required to be delivered by or on behalf of such party under
     Article III.

           2.4   Accounts Receivable.
                 -------------------

           (a) Within ten (10) days after the Closing, the Seller and the Purchaser shall jointly prepare a list of the accounts receivable of the Seller relating to the Business in existence as of the close of business on the day before the Closing Date (collectively, the "Closing Accounts Receivable"). The
                                            ---------------------------
amount of such listed Closing Accounts Receivable is referred to herein as the "Closing Accounts Receivable Amount."
-----------------------------------

           (b) If collections by the Purchaser with respect to the Closing Accounts Receivable during the 120-day period between the Closing Date and the 120th day following the Closing Date are less than the Closing Accounts Receivable Amount (such deficit is the

"Uncollected Receivables Amount"), the Purchaser shall be entitled to receive
 ------------------------------
from the Holdback, within two (2) Business Days after the determination of the Uncollected Receivables Amount, the Uncollected Receivables Amount (provided, however, that if the Holdback is less than the Uncollected Receivables Amount, the Seller shall pay to the Purchaser, within two (2) business days after the determination of the Uncollected Receivables Amount, the amount by which the Holdback is less than the Uncollected Receivables Amount, by wire transfer or delivery of other immediately available funds); provided that if collections by
                                                -------------
the Purchaser with respect to the Closing Accounts Receivable during the 120-day period between the Closing Date and the 120th day following the Closing Date are greater than the Closing Accounts Receivable Amount (such excess is the "Excess
                                                                         ------
Collections"), the Purchaser shall pay to the Seller, within two (2) Business
-----------
Days after the determination of the Excess Collections, an amount equal to the Excess Collections by wire transfer or delivery of other immediately available funds. Such payment shall be deemed to be an adjustment to the Purchase Price.

          (c) The Purchaser agrees to use commercially reasonable efforts, consistent with the efforts and resources it uses to collect its other accounts receivable, to collect all of the Closing Accounts Receivable. The Purchaser shall furnish the Seller with all such records and other information as the Seller may reasonably require to verify the amounts collected by the Purchaser with respect to the Closing Accounts Receivable. The Purchaser shall not be required to retain a collection agency, bring any suit, or take any other action out of the Ordinary Course of Business to collect any of the Closing Accounts Receivable. For a period of 120 days commencing on the Closing Date, the Seller shall cause Joe Markham and Paul Rinando to perform such functions as directed by the Purchaser, including, without limitation, participation in collection of the Closing Accounts Receivable; provided that as long as any Closing Accounts Receivable remain outstanding, and to the extent such activity facilitates the collection of such Closing Accounts Receivable, Joe Markham shall dedicate the necessary portion of his working time (up to and including 100% of his working time) to participation in the collection of such Closing Accounts Receivable. Notwithstanding anything to the contrary contained in this Agreement, Joe Markham and Paul Rinando shall remain employees of the Seller, shall not be deemed to be employees of the Purchaser, and shall not be entitled to any benefits provided by the Purchaser. The Seller agrees to indemnify and hold harmless the Purchaser with respect to any and all liabilities (other than the reimbursement obligation set forth in the immediately following sentence) in connection with the services to be performed by Joe Markham and Paul Rinando. The Purchaser shall reimburse the Seller for the salaries of Joe Markham and Paul Rinando during such 120-day period; provided that such salary amounts are consistent with the salary amounts paid during the 12-month period preceding the Closing Date.

          (d) To the extent that the Purchaser has not collected the full amount of the Closing Accounts Receivable and has been paid by the Seller in accordance with Section 2.4(b), the Purchaser shall immediately reassign any such uncollected Closing Accounts Receivable to the Seller.

          (e) In the event that after the Closing Date the Seller shall receive any remittance from or on behalf of any account debtor with respect to any accounts receivable relating to the Business (excluding any Closing Accounts Receivable that have already been paid in full by the

Seller pursuant to this Section 2.4), the Seller shall endorse without recourse such remittance to the order of the Purchaser and forward same to the Purchaser promptly upon receipt thereof.

          (f) In the event that the Purchaser shall receive any remittance from or on behalf of any account debtor with respect to any Closing Accounts Receivable that have already been paid in full by the Seller pursuant to this
Section 2.4, the Purchaser shall endorse such remittance to the order of the Seller and forward the same to the Seller promptly upon receipt thereof.

          2.5  Distribution of Holdback.  On the 150th day after the
               ------------------------
Closing Date, the Purchaser shall pay to the Seller an amount equal to the amount of the Holdback, if any, remaining after (i) all amounts owing to the Purchaser pursuant to Section 2.2 (Purchase Price Adjustment) have been satisfied, (ii) all amounts owing to the Purchaser pursuant to Section 2.4 (Account Receivable) have been satisfied, and (iii) all claims of the Purchaser under Section 8.2 (Indemnification) which have theretofore been finally resolved have been satisfied (the "Remaining Holdback") less any amount for which the
                          ------------------
Purchaser in good faith claims, prior to such 150th day, that it is entitled to receive indemnification pursuant to Section 8.2 (each, a "Pending Claim"). As
                                                          -------------
soon as practicable following final resolution of all Pending Claims, but in any event no later than the second anniversary of the date hereof, the Purchaser shall pay to the Sellers the remaining portion of the Holdback.


                                  ARTICLE III
                             CONDITIONS TO CLOSING
                             ---------------------

          3.1  Conditions to the Purchaser's Obligations.  The obligation
               -----------------------------------------
of the Purchaser to consummate the transactions contemplated by this Agreement is subject to the satisfaction of the following conditions as of the Closing
Date:

          (a) The representations and warranties set forth in Article V hereof shall be true and correct in all material respects at and as of the Closing Date as though then made and as though the Closing Date were substituted for the date of this Agreement throughout such representations and warranties (without taking into account any disclosures made by the Seller or the Stockholders to the Purchaser pursuant to Sections 4.1(g) or 5.25 hereof);

          (b) The Seller and each Stockholder shall have performed and complied with all of the covenants and agreements required to be performed by each of them under this Agreement on or prior to the Closing;

          (c) All consents by third parties that are required for the transfer of the Acquired Assets to the Purchaser and the consummation of the other transactions contemplated hereby or that are required in order to prevent a breach of, a default under, a termination or modification of, or any acceleration of, any obligations under any material contract to which the Seller or any of its Subsidiaries is a party shall have been obtained, all on terms reasonably satisfactory to the Purchaser;

          (d) All governmental filings, authorizations and approvals that are required for the transfer of the Acquired Assets to the Purchaser and the consummation of the other transactions contemplated hereby shall have been duly made and obtained on terms reasonably satisfactory to the Purchaser;

          (e) The purchase of Acquired Assets by the Purchaser hereunder shall not be prohibited by any applicable law or governmental regulation, shall not subject the Purchaser to any penalty, liability or other onerous condition under or pursuant to any applicable law or governmental regulation, and shall be permitted by laws and regulations of the jurisdictions to which the Purchaser is subject;

          (f) The applicable waiting periods, if any, under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended (the "HSR Act") shall have
                                                           -------
expired or been terminated;

          (g) No action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable judgment, decree, injunction, order or ruling would prevent the performance of this Agreement or any of the transactions contemplated hereby, declare unlawful the transactions contemplated by this Agreement, cause such transactions to be rescinded or materially and adversely affect the right of the Purchaser to own, operate or control the Acquired Assets, and no judgment, decree, injunction, order or ruling shall have been entered which has any of the foregoing effects;

          (h) Since the date hereof, there shall have been no Material Adverse Effect;

          (i) Payoff letters with respect to all of the Seller's and its Subsidiaries' Indebtedness secured by any of the Acquired Assets outstanding as of the Closing and releases of any and all Liens (other than Permitted Encumbrances), including appropriate UCC termination statements, held by third parties against the Acquired Assets shall have been obtained, all on terms reasonably satisfactory to the Purchaser;

          (j) The Purchaser shall have received an opinion, dated the Closing Date, of Orgain, Bell & Tucker, L.L.P., counsel to the Seller and the Stockholders, in form and substance satisfactory to Purchaser;

          (k) The Purchaser and the Seller shall have entered into a real estate lease (the "Beaumont Lease") for the Division's Beaumont, Texas facility located
            --------------
on Cardinal Drive, and the rental rate under such lease shall be no greater than the fair market rental rates for similar facilities in such location, and shall be substantially the same as the rental rate under the Division's lease arrangement for such facility during the 1997 fiscal year;

          (l) On or prior to the Closing Date, the Stockholders shall have delivered to the Purchaser all of the following:

          (i) a certificate from the Seller and the Stockholders in a form reasonably satisfactory to the Purchaser, dated the Closing Date, stating that the preconditions specified in Sections 3.1(a) through (k) have been satisfied;

          (ii) copies of all third party and governmental consents, approvals, filings, releases and terminations required in connection with the consummation of the transactions contemplated herein;

          (iii) certified copies of the resolutions of the Stockholders and the Seller's board of directors approving the transactions contemplated by this Agreement;

          (iv) certificates of the secretary of state of the State of Texas and any other state where the Seller or any of its Subsidiaries is qualified to do business providing that the Seller or such Subsidiary is in good standing;

          (v) landlord consents and estoppel certificates from the Seller's and any of its Subsidiaries' landlords in form and substance satisfactory to the Purchaser;

          (vi) the consent of Administaff Companies, Inc. to the transactions contemplated hereby in form an substance satisfactory to the Purchaser; and

          (vii) such other documents, resolutions, certificates, opinions or other instruments as the Purchaser may reasonably request with respect to the Intermediary or otherwise to effect the transactions contemplated hereby; and

          (m) All proceedings to be taken by the Seller, any of its Subsidiaries and the Stockholders in connection with the consummation of the Closing Transactions and the other transactions contemplated hereby and all certificates, opinions, instruments and other documents required to be delivered by the Seller, any of its Subsidiaries and the Stockholders to effect the transactions contemplated hereby reasonably requested by the Purchaser shall be reasonably satisfactory in form and substance to the Purchaser.

Any condition specified in this Section 3.1 may be waived by the Purchaser; provided that no such waiver shall be effective against the Purchaser unless it is set forth in a writing executed by the Purchaser.

          3.2  Conditions to the Seller's and the Intermediary's
               -------------------------------------------------
Obligation. The obligations of the Seller and the Intermediary to consummate the transactions contemplated by this Agreement are subject to the satisfaction of the following conditions as of the Closing Date:

          (a) The representations and warranties set forth in Article VI shall be true and correct in all material respects at and as of the Closing Date as though then made and as though the Closing Date were substituted for the date of this Agreement throughout such representations and warranties (without taking into account any disclosures made by the Purchaser to the Seller pursuant to Sections 4.3(a) and 6.7 hereof);

          (b) The Purchaser shall have performed and complied with all of the covenants and agreements required to be performed by it under this Agreement on or prior to the Closing;

          (c) All governmental filings, authorizations and approvals that are required for the transfer of the Acquired Assets to the Purchaser and the consummation of the other transactions contemplated hereby shall have been duly made and obtained on terms reasonably satisfactory to the Seller;

          (d) No action, suit, or proceeding shall be pending before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable judgment, decree, injunction, order or ruling would prevent the performance of this Agreement or any of the transactions contemplated hereby, declare unlawful the transactions contemplated by this Agreement, cause such transactions to be rescinded or materially and adversely affect the right of the Purchaser to own, operate or control the Acquired Assets, and no judgment, decree, injunction, order or ruling shall have been entered which has any of the foregoing effects;

          (e) On or prior to the Closing Date, the Purchaser shall have delivered to the Seller all of the following:

          (i) a certificate from the Purchaser in a form reasonably satisfactory to the Seller, dated the Closing Date, stating that the preconditions specified in Sections 3.2(a) through (d), inclusive, have been satisfied;

          (ii) certificates of the secretary of state of the State of Delaware providing that the Purchaser is in good standing;

          (iii) certified copies of the resolutions of the Purchaser's board of directors approving the transactions contemplated by this Agreement; and

          (iv) such other documents or instruments as the Seller may reasonably request to effect the transactions contemplated hereby; and

          (f) All proceedings to be taken by the Purchaser in connection with the consummation of the Closing Transactions and the other transactions contemplated hereby and all certificates, opinions, instruments and other documents required to be delivered by the Purchaser to effect the transactions contemplated hereby reasonably requested by the Seller shall be reasonably satisfactory in form and substance to the Seller.

Any condition specified in this Section 3.2 may be waived by the Seller; provided that no such waiver shall be effective unless it is set forth in a writing executed by the Seller.


                                  ARTICLE IV
                          COVENANTS PRIOR TO CLOSING

          4.1    AFFIRMATIVE COVENANTS OF THE SELLER AND EACH STOCKHOLDER. Prior
                 --------------------------------------------------------
to the Closing, unless the Purchaser otherwise agrees in writing and except as expressly contemplated by this Agreement, the Stockholders shall cause the Seller and each of its Subsidiaries to, the Seller and each of its Subsidiaries shall and in the case of Sections 4.1(f), (g), (h) and (m) each Stockholder also shall:

          (a) conduct the Division's business and operations only in the Ordinary Course of Business;

          (b) keep in full force and effect its corporate existence and all rights, franchises and intellectual property relating or pertaining to its business and use its reasonable best efforts to cause its current insurance (or reinsurance) policies not to be canceled or terminated or any of the coverage thereunder to lapse;

          (c) use its reasonable best efforts to carry on the Business in the same manner as presently conducted and to keep the Division's business organization and properties intact, including its present business operations, physical facilities, working conditions and employees and its present relationships with lessors, licensors, suppliers and customers and others having business relations with it;

          (d) maintain the material assets of the Division in good repair, order and condition (normal wear and tear excepted) consistent with current needs, replace in accordance with prudent practices its inoperable, worn out or obsolete assets with assets of good quality consistent with prudent practices and current needs and, in the event of a casualty, loss or damage to any of such assets or properties prior to the Closing Date, either repair or replace such damaged property or use the proceeds of such insurance in such other manner as mutually agreed upon by the Seller and the Purchaser;

          (e) encourage employees to continue their employment with the Purchaser and its Subsidiaries after the Closing;

          (f) maintain the books, accounts and records of the Division in accordance with past custom and practice as used in the preparation of the Financial Statements;

          (g) promptly (once the Seller or any Stockholder obtains actual knowledge thereof) inform the Purchaser in writing of any variances from the representations and warranties contained in Article V hereof or any breach of any covenant hereunder by the Seller or the Stockholders;

          (h) cooperate with the Purchaser and use reasonable best efforts to cause the conditions to the Purchaser's obligation to close to be satisfied (including, without limitation, the execution and delivery of all agreements contemplated hereunder to be so executed and delivered and the making and obtaining of all third party and governmental notices, filings, authorizations, approvals, consents, releases and terminations);

          (i) use reasonable best efforts to obtain all third party and governmental approvals and consents necessary or desirable to consummate the transactions contemplated hereby and to cause the other conditions to the Purchaser's obligations hereunder to be satisfied;

          (j) maintain the existence of and use reasonable best efforts to protect all Proprietary Rights used in the Business;

          (k) maintain the existence of and protect all of the governmental permits, licenses, approvals and other authorizations of the Business;

          (l) comply with all applicable laws, ordinances, and regulations in the operation of the Business; and

          (m) cooperate with the Purchaser in the Purchaser's investigation of the business and properties of the Division, to permit the Purchaser and its employees, agents, accounting, legal and other authorized representatives to (i) have full access to the premises, books and records of the Division at reasonable hours, (ii) visit and inspect any of the properties of the Division, and (iii) discuss the affairs, finances and accounts of the Division with the directors, officers, partners, key employees, key customers, key sales representatives, key suppliers and independent accountants of the Seller and each of its Subsidiaries.

          4.2    Negative Covenants of the Seller and Each Stockholder.  Prior
                 -----------------------------------------------------
to the Closing, unless Purchaser otherwise agrees in writing and except as expressly contemplated by this Agreement, each Stockholder shall cause the Seller and each of its Subsidiaries to not and the Seller and each of its Subsidiaries shall not (in each case, to the extent related to the Division):

          (a) take any action that would require disclosure under Section 5.8;

          (b) make any loans, enter into any transaction with any Insider or make or grant any increase in any employee's or officer's compensation or make or grant any increase in any employee benefit plan, incentive arrangement or other benefit covering any of the employees of the Company or its Subsidiaries, other than in the Ordinary Course of Business;

          (c) establish or, except in the Ordinary Course of Business, contribute to any pension, retirement, profit sharing or stock bonus plan or multiemployer plan;

          (d) except as specifically contemplated by this Agreement, enter into any contract, agreement or transaction, other than in the Ordinary Course of Business and at arm's length with unaffiliated Persons (provided that in any event the Seller shall not enter into an advertising arrangement with Business Industry Connection);

          (e) declare, pay, make or otherwise effectuate any dividends, distributions, redemptions, equity repurchases or other transactions involving the Seller's or any of its Subsidiaries' capital stock or equity securities (except with respect to (i) dividends paid for the purpose of reimbursing any Stockholder for individual income tax liabilities related to the Seller or (ii) dividends relating to the accumulated adjustments account);

          (f) engage in any activity other than in the Ordinary Course of Business which would accelerate the collection of its accounts or notes receivable, delay the payment of its accounts payable, delay its capital expenditures, or reduce or otherwise restrict the amount of inventory on hand; or

          (g) sell, transfer, contribute, distribute, or otherwise dispose of any securities, capital stock or assets (other than marketable securities) of the Seller or of its Subsidiaries, or agree to do any of the foregoing, to any Person, or negotiate or have any discussions with any Person with respect to any of the foregoing, other than in the Ordinary Course of Business.

          4.3    Covenants of Purchaser.  Prior to the Closing, the Purchaser
                 ----------------------
shall:

          (a) promptly (once it obtains actual knowledge thereof) inform the Seller in writing of any variances from the representations and warranties contained in Article VI or any breach of any covenant hereunder by Purchaser;

          (b) cooperate with Seller and use its reasonable best efforts to cause the conditions to the Seller's obligation to close to be satisfied (including, without limitation, the execution and delivery of all agreements contemplated hereunder to be so executed and delivered and the making and obtaining of all third party and governmental filings, authorizations, approvals, consents, releases and terminations); and

          (c) use reasonable best efforts to obtain all third party and governmental approvals and consents necessary or desirable to consummate the transactions contemplated hereby and to cause the other conditions to the Seller's obligations hereunder to be satisfied.


                                   ARTICLE V
                        REPRESENTATIONS AND WARRANTIES
                  CONCERNING THE SELLER AND THE STOCKHOLDERS
                  ------------------------------------------

          As a material inducement to Purchaser to enter into this Agreement, the Seller and the Stockholders hereby jointly and severally represents and warrants that:

          5.1    Organization and Corporate Power.  The Seller is a corporation
                 --------------------------------
duly organized, validly existing and in good standing under the laws of the State of Texas and is qualified to do business in every jurisdiction in which it is required to be qualified. All jurisdictions in which the Seller is qualified to do business are set forth on the "Organization Schedule" attached hereto. The
                                     ---------------------
Seller has full power and authority and all licenses, permits and authorizations necessary to own and operate its properties and to carry on its business as now conducted. Correct and complete copies of the Seller's and each of its Subsidiaries' articles of incorporation and by-laws have been furnished to the Purchaser, which documents reflect all amendments made thereto at any time prior to the date of this Agreement. Correct and complete copies of the minute books containing the records of meetings of the stockholders and board of directors, the stock certificate books and the stock record books of the Seller and each of its Subsidiaries have been furnished to the Purchaser. Neither the Seller nor any of its Subsidiaries is in default under or in violation of any provision of its articles of incorporation or by-laws.

          5.2   Authorization of Transactions.  The Seller and the Stockholders
                -----------------------------
have full power and authority to execute and deliver the Transaction Documents to which they are a party and to consummate the transactions contemplated hereby and thereby. The Stockholders and the board of directors of the Seller, as applicable, have duly approved the Transaction Documents to which the Stockholders and/or the Seller are a party and have duly authorized the execution and delivery of such Transaction Documents and the consummation of the transactions contemplated thereby. No other corporate proceedings on the part of the Stockholders or the Seller are necessary to approve and authorize the execution and delivery of the Transaction Documents to which the Stockholders and/or the Seller are a party and the consummation of the transactions contemplated thereby. All Transaction Documents to which the Stockholders and/or the Seller are a party have been duly executed and delivered by the Stockholders and/or the Seller, as applicable, and constitute the valid and binding agreements of the Stockholders and/or the Seller, as applicable, enforceable against the Stockholders and/or the Seller in accordance with their terms.

          5.3    Capitalization.  The authorized, issued and outstanding stock
                 --------------
of the Seller consists of 100,000 shares of Common Stock, par value $100 per share, of which 8 shares are issued and outstanding. All of the issued and outstanding shares of the Seller's capital stock have been duly authorized, are validly issued, fully paid, and nonassessable, and are held of record and beneficially by the Stockholders in the amounts set forth on the Schedule of
                                                                 -----------
Stockholders free and clear of all Liens and are not subject to, nor were they
------------
issued in violation of, any preemptive rights or rights of first refusal. There are no outstanding or authorized options, warrants, rights, contracts, calls, puts, rights to subscribe, conversion rights or other agreements or commitments to which the Seller is a party or which are binding upon the Seller providing for the issuance, disposition or acquisition of any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to the Seller or any of its Subsidiaries. Except as set forth on the Schedule of Stockholders, there are no voting trusts, proxies or
             ------------------------
any other agreements or understandings with respect to the voting of the capital stock of the Seller or any of its Subsidiaries. Neither the Seller nor any of its Subsidiaries is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock.

          5.4    Subsidiaries; Investments.  The attached "Subsidiaries
                 -------------------------                 ------------
Schedule" correctly sets forth the name of each of the Seller's direct or indirect Subsidiaries, the jurisdiction of its incorporation, the number of authorized, issued and outstanding shares of capital stock of such Subsidiary and the Persons owning the outstanding capital stock of such Subsidiary. Each Subsidiary is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, possesses all requisite corporate power and authority and all material licenses, permits and authorizations necessary to own its properties and to carry on its businesses as now being conducted and is qualified to do business in every jurisdiction in which its ownership of property or the conduct of business requires it to qualify. All of the outstanding shares of capital stock of each Subsidiary are validly issued, full paid and nonassessable, and all such shares are owned by the Seller or another Subsidiary free and clear of any Lien and not subject to any option or right to purchase any such shares. Except as set forth on the Subsidiaries
                                                              ------------
Schedule, neither the Seller nor any of its Subsidiaries owns or holds the
--------
right to acquire any shares of stock or any other security or interest in any other Person.

          5.5    Absence of Conflicts.  Except as set forth on the "Conflicts
                 --------------------                               ---------
Schedule" attached hereto, the execution, delivery and performance of the
--------
Transaction Documents and the consummation of the transactions contemplated thereby by the Seller and each Stockholder do not and shall not (a) conflict with or result in any breach of any of the terms, conditions or provisions of,
(b) constitute a default under, (c) result in a violation of, (d) give any third party the right to modify, terminate or accelerate any obligation under, (e) result in the creation of any Lien upon the Acquired Assets or (f) require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any court or administrative or other governmental body or agency, under the provisions of the articles of incorporation or by-laws of the Seller or any of its Subsidiaries or any indenture, mortgage, lease, loan agreement or other agreement or instrument to which the Seller, any of its Subsidiaries or such Stockholder is bound or affected, or any law, statute, rule or regulation to which the Seller, any of its Subsidiaries or such Stockholder is subject or any judgment, order or decree to which the Seller, any of its Subsidiaries or such Stockholder is subject.

          5.6    FINANCIAL STATEMENTS AND RELATED MATTERS.
                 ----------------------------------------

          (a) Financial Statements.  Attached hereto as the "Financial
              --------------------                           ---------
Statements Schedule" are copies of the Division's (i) unaudited balance sheet as
-------------------
of November 30, 1997 (the "Latest Balance Sheet") and the related statements of
                           --------------------
income and cash flows for the 11-month period then ended and (ii) [un]audited balance sheets and statements of income and cash flows for the fiscal years ended December 31, 1996, 1995 and 1994. Each of the foregoing financial statements (including in all cases the notes thereto, if any) (the "Financial
                                                                    ---------
Statements") is accurate and complete, is consistent with the Division's books
----------
and records (which, in turn, are accurate and complete), presents fairly the Division's financial condition and results of operations as of the times and for the periods referred to therein, and has been prepared in accordance with GAAP, subject in the case of unaudited financial statements to changes resulting from normal year-end adjustments for recurring accruals (which shall not be material individually or in the aggregate) and to the absence of footnote disclosure.

          (b) Receivables.  The Division's notes and accounts receivable are
              -----------
valid receivables, current, and are subject to no valid counterclaims or setoffs, at the aggregate amount recorded on the Division's books and records as of the close of business on the day before the Closing Date, net of an amount of allowances for doubtful accounts which relate to those receivables computed in a manner consistent with GAAP and the accounting practices used in the preparation of the Latest Balance Sheet.

          (c) Inventory.  The Division's inventory, net of the reserves
              ---------
applicable to such inventory, consists of a quantity and quality which, except as reflected in such reserve, is usable and saleable in the Ordinary Course of Business, and the items of such inventory are not defective, slow-moving, obsolete or damaged and are merchantable and fit for their particular use. The Division has good title to such inventory, free and clear of all Liens (other than Permitted Encumbrances).

          5.7    Absence of Undisclosed Liabilities.  Neither the Seller nor any
                 ----------------------------------
of its Subsidiaries has any obligations or liabilities related to the Division (whether accrued, absolute, contingent, unliquidated or otherwise, whether or not known, whether due or to become due and regardless of when asserted) arising out of transactions entered into at or prior to the Closing, or any action or inaction at or prior to the Closing, or any state of facts existing at or prior to the Closing, except (i) obligations under executory contracts or commitments described on the Contracts Schedule attached hereto or under
                             ------------------
executory contracts and commitments which are not required to be disclosed thereon (but not liabilities for breaches thereof), (ii) liabilities reflected on the liabilities side of the Latest Balance Sheet, and (iii) liabilities which have arisen after the date of the Latest Balance Sheet in the Ordinary Course of Business or otherwise in accordance with the terms and conditions of this Agreement (none of which is a liability for breach of contract, breach of warranty, tort or infringement or a claim or lawsuit or an environmental liability).

          5.8    Absence of Certain Developments.  Except as set forth on the
                 -------------------------------
"Developments Schedule" attached hereto and except as expressly contemplated by
----------------------
this Agreement, since the date of the Latest Balance Sheet, neither the Seller nor any of its Subsidiaries has (in each case, to the extent related to the Division):

          (a) suffered any change that has had or could reasonably be expected to have a Material Adverse Effect or suffered any theft, damage, destruction or casualty loss in excess of $50,000, to its assets, whether or not covered by insurance or suffered any substantial destruction of its books and records;

          (b) redeemed or repurchased, directly or indirectly, any shares of capital stock or other equity security or declared, set aside or paid any dividends or made any other distributions (whether in cash or in kind) with respect to any shares of its capital stock or other equity security;

          (c) issued, sold or transferred any equity securities, any securities convertible, exchangeable or exercisable into shares of its capital stock or other equity securities, or warrants, options or other rights to acquire shares of its capital stock or other of its equity securities;

          (d) incurred or become subject to any liabilities, except liabilities incurred in the Ordinary Course of Business;

          (e) subjected any portion of its properties or assets to any Lien (other than Permitted Encumbrances)

          (f) sold, leased, assigned or transferred (including, without limitation, transfers to Stockholders or any Insider) a portion of its tangible assets, except for sales of inventory in the Ordinary Course of Business, or canceled without fair consideration any material debts or claims owing to or held by it;

          (g) sold, assigned, licensed or transferred (including, without limitation, transfers to Stockholders or any Insider) any Proprietary Rights owned by, issued to or licensed to it or disclosed any confidential information (other than pursuant to agreements requiring the disclosure to maintain the confidentiality of and preserving all its rights in such confidential information) or received any confidential information of any third party in violation of any obligation of confidentiality;

          (h) suffered any extraordinary losses or waived any rights of material value;

          (i) entered into, amended or terminated any material lease, contract, agreement or commitment, or taken any other action or entered into any other transaction other than in the Ordinary Course of Business;

          (j) entered into any other material transaction, or materially changed any business practice;

          (k) made or granted any bonus to any director, officer, employee or sales representative, group of employees or consultant other than in the Ordinary Course of Business, or made or granted any wage, salary or compensation increase to any director, officer, employee or sales representative, group of employees or consultant, or made or granted any increase in any employee benefit plan or arrangement, or amended or terminated any existing employee benefit plan or arrangement, or adopted any new employee benefit plan or arrangement (in each case, other than increases in premiums in the Ordinary Course of Business);

          (l) made any other change in employment terms for any of its directors, officers, and employees outside the Ordinary Course of Business;

          (m) conducted its cash management customs and practices other than in the Ordinary Course of Business (including, without limitation, with respect to collection of accounts receivable, purchases of inventory and supplies, repairs and maintenance, payment of accounts payable and accrued expenses, levels of capital expenditures and operation of cash management practices generally);

          (n) except as set forth on the attached "Capital Expenditures
                                                   --------------------
Schedule," made any capital expenditures or commitments for capital expenditures
--------
that aggregate in excess of $20,000;

          (o) made any loans or advances to, or guarantees for the benefit of, any Person;

          (p) made charitable contributions, pledges, association fees or dues in excess of $10,000; or

          (q) committed to do any of the foregoing.

          5.9    Assets.
                 ------

          (a) Except as set forth on the attached "Assets Schedule," the Seller
                                                   ---------------
and each of its Subsidiaries have good and indefeasible title to, or a valid leasehold interest in, the properties and assets used by them in connection with the Business, located on their premises or shown on the Latest Balance Sheet or acquired thereafter, free and clear of all Liens, except for Permitted Encumbrances and except for properties and assets disposed of in the ordinary course of business since the date of the Latest Balance Sheet. Except as described on the Assets Schedule, (i) the Seller's and each of its
                 ---------------
Subsidiaries' buildings, equipment and other tangible assets are in good operating condition and are fit for use in the ordinary course of business, and
(ii) the equipment subject to the Master Lease Agreements between the Seller and each of Cletex Trailer Leasing, Inc. and Fleet Acceptance Corporation is in the condition required to satisfy the requirements of such

Master Lease Agreements and the Seller has evidence that such equipment was delivered to the Seller's customers in satisfactory condition and the Seller will have an enforceable claim against any customer returning such equipment in a damaged condition. The Seller and each of its Subsidiaries owns or leases all buildings, machinery, equipment, and other tangible assets necessary for the conduct of its business as presently conducted. The Acquired Assets constitute all of the assets and rights necessary for the conduct of the Business as it is presently conducted.

          (b) Except for any representation or warranty set forth in this Agreement, the tangible personal property that is part of the Acquired Assets is sold AS IS, WHERE IS, AND WITH ALL FAULTS, ALL EXPRESS AND IMPLIED WARRANTIES OF MERCHANT-ABILITY AND FITNESS FOR A PARTICULAR PURPOSE BEING HEREBY EXPRESSLY DISCLAIMED.

          (c) The Purchaser has been granted the right to conduct an investigation of the Acquired Assets. The Purchaser and the Purchaser's agents had the right of access to the Acquired Assets prior to the Closing for the purpose of conducting such investigation. The Seller cooperated with the Purchaser in connection with such investigation and furnished the Purchaser with copies of all documents in the Seller's possession relating to the Acquired Assets that were necessary to complete such investigation.

          5.10    TITLE TO PROPERTIES.
                  -------------------

          (a) Owned Properties.  The "Real Property Schedule" sets forth a list
              ----------------        ----------------------
of all owned real property (collectively, the "Owned Real Property") used by the
                                               -------------------
Seller or any of its Subsidiaries in the operation of the Businesses. With respect to each such parcel of Owned Real Property: (i) such parcel is free and clear of all encumbrances, except Permitted Encumbrances; (ii) there are no leases, subleases, licenses, concessions, or other agreements, written or oral, granting to any person the right of use or occupance of any portion of such parcel; and (iii) there are no outstanding actions or rights of first refusal to purchase such parcel, or any portion thereof or interest therein.

          (b) Leased Properties.  The "Leases Schedule" sets forth a list of all
              -----------------        ---------------
of the leases and subleases related to the Division (the "Leases") and each
                                                          ------
leased and subleased parcel of real property related to the Division in which the Seller or any of its Subsidiaries has a leasehold and subleasehold interest (the "Leased Real Property"). Each of the Leases is in full force and effect
      --------------------
and the Seller or its Subsidiary holds a valid and existing leasehold or subleasehold interest under each of the Leases. The Seller has delivered to the Purchaser true, correct, complete and accurate copies of each of the Leases described in the Leases Schedule. With respect to each Lease listed on the
                 ---------------
Leases Schedule:  (i) the Lease is legal, valid, binding, enforceable and in
---------------
full force and effect; (ii) the Lease will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms following the Closing; (iii) neither the Seller nor, to the knowledge of the Seller or any Stockholder, any other party to the Lease is in breach or default, and no event has occurred which, with notice or lapse of time, would constitute such a breach or default or permit termination, modification or acceleration under the Lease;
(iv) no party to the Lease has repudiated any provision thereof; (v) there are no disputes, oral agreements, or forbearance programs in effect as to the Lease;
(vi) the Lease has not been modified in any respect, except to the extent that such modifications are disclosed by the documents delivered to the Purchaser; and (vii) neither the Seller nor any of its

Subsidiaries has assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in the Lease.

          (c) Real Property Disclosure.  Except as disclosed on the Real
              ------------------------                              ----
Property Schedule and the Leases Schedule, there is no Real Property leased or
-----------------         ---------------
owned by the Seller or any of its Subsidiaries used in the Business. The Owned Real Property and Leased Real Property constitute collectively the Real Property.

          (d) No Proceedings.  There are no proceedings in eminent domain or
              --------------
other similar proceedings pending or, to the knowledge of the Seller or any Stockholder, threatened, affecting any portion of the Real Property. There exists no writ, injunction, decree, order or judgment outstanding, nor any litigation, pending or threatened, relating to the ownership, lease, use, occupancy or operation by any person of the Real Property.

          (e) Current Use.  The current use of the Real Property does not
              -----------
violate in any material respect any instrument of record or agreement affecting such Real Property. There is no violation of any covenant, condition, restriction, easement, agreement or order of any governmental authority having jurisdiction over any of the Real Property that affects such real property or the use or occupancy thereof. No damage or destruction has occurred with respect to any of the Real Property that, individually or in the aggregate, has had or resulted in, or will have or result in, a Material Adverse Effect.

          (f) Condition and Operation of Improvements.  All buildings and all
              ---------------------------------------
components of all buildings, structures and other improvements included within the Real Property (the "Improvements"), including, without limitation, the roofs
                        ------------
and structural elements thereof and the heating, ventilation, air conditioning, air pollution emission capture and abatement, plumbing, electrical, mechanical, sewer, waste water and paving and parking equipment systems and facilities included therein, are in good condition and repair and adequate to operate such facilities as currently used and there are no facts or conditions affecting any of the Improvements which would, individually or in the aggregate, interfere in any significant respect with the use, occupancy or operation thereof as currently used, occupied or operated or intended to be used, occupied or operated. There are no structural deficiencies or latent defects affecting any Improvements located upon the Real Property. All water, gas, electrical, steam, compressed air, telecommunication, sanitary and storm sewage lines and systems and other similar systems serving the Real Property are installed and operating and are sufficient to enable the Real Property to continue to be used and operated in the manner currently being used and operated, and any so-called hook-up fees or other associated charges have been fully paid. Each such utility or other service is provided by a public or private utility or service company and enters the Real Property from an adjacent public street or valid private easement owned by the supplier of such utility or other service. Each Improvement has direct access to a public street adjoining the Real Property on which such Improvement is situated over the driveways and accessways currently being used in connection with the use and operation of such Improvement and no existing accessway crosses or encroaches upon any property or property interest not owned by the Seller or any Subsidiary. No Improvement or portion thereof is dependent for its access, operation or utility on any land, building or other improvement not included in the Real Property.

          (g) Permits.  All certificates of occupancy, permits, licenses,
              -------
franchises, approvals and authorizations (collectively, the "Real Property
                                                             -------------
Permits") of all governmental authorities having jurisdiction over the Real
-------
Property, required or appropriate to have been issued to the Seller or any of its Subsidiaries to enable the Real Property to be lawfully occupied and used for all of the purposes for which it is currently occupied and used have been lawfully issued and are, as of the date hereof, in full force and effect. The Seller has delivered complete and correct copies of the Real Property Permits to the Purchaser. Neither the Seller nor any of its Subsidiaries has received or been informed by a third party of the receipt by it of any notice from any governmental authority having jurisdiction over the Real Property threatening a suspension, revocation, modification or cancellation of any Real Property Permit and, to the knowledge of the Seller or any Stockholder, there is no basis for the issuance of any such notice or the taking of any such action.

          (h) Compliance with Laws.  The Real Property is in full compliance
              --------------------
with all applicable building, zoning, subdivision and other land use and similar laws affecting the Real Property (collectively, the "Real Property Laws"), and
                                                     ------------------
neither the Seller nor any of its Subsidiaries has received any notice of violation or claimed violation of any Real Property Law. There is no pending or, to the knowledge of the Seller or any Stockholder, any anticipated change in any Real Property Law that will have or result in a significant adverse effect upon the ownership, alteration, use, occupancy or operation of the Real Properties or any portion thereof. No current use by the Seller or its Subsidiary of the Real Properties is dependent on a nonconforming use or other approval from a governmental authority, the absence of which would significantly limit the use of any of the properties or assets in the operation of the business of the Seller or any of its Subsidiaries.

          (i) Specific Facilities.  The Lease related to the Division's La
              -------------------
Porte, Texas facility expires on March 1, 2001 and provides for rental payments of $10,000 per month. The Lease related to the Division's Baton Rouge, Louisiana facility expires on October 14, 1998 and provides for rental payments of $3,000 per month. The Lease related to the Division's Sulphur, Louisiana facility expires on November 9, 1999 and provides for rental payments of $3,200 per month.

          5.11    Taxes.  To the extent related to the
                  -----
Division, and except as set forth on the attached "Taxes Schedule,"
                                                   --------------

          (a) the Seller and each of its Subsidiaries has timely filed all Tax Returns which are required to be filed, and all such Tax Returns are true, complete and accurate in all respects and have been prepared in compliance with applicable law;

          (b) all Taxes due and payable by the Seller and each of its Subsidiaries, whether or not shown on a Tax Return, have been paid by the Seller or each such Subsidiary and no Taxes are delinquent;

          (c) the amount accrued as a current liability for taxes on the Latest Balance Sheet shall be sufficient to pay in full all Taxes for taxable periods (or portions thereof) ending on or before the date of the Latest Balance Sheet, whether or not such Taxes are due on or before such date and, since the date of the Latest Balance Sheet, neither the Seller nor any of its Subsidiaries have incurred any liability for Taxes other than in the Ordinary Course of Business;

          (d) no deficiency for any amount of Tax which has not been resolved has been asserted or assessed by a taxing authority against the Seller or any of its Subsidiaries, and neither the Seller nor any Stockholder has knowledge that any such assessment or asserted Tax liability shall be made;

          (e) there is no action, suit, taxing authority proceeding or audit now in progress, pending or, to the knowledge of the Seller or any Stockholder, threatened against or with respect to the Seller or any of its Subsidiaries;

          (f) neither the Seller nor the Stockholders reasonably expect any taxing authority to claim or assess any additional Taxes in respect of the Seller or any of its Subsidiaries for any period;

          (g) neither the Seller nor any of its Subsidiaries has (i) waived any statute of limitations, (ii) agreed to any extension of the period for assessment or collection or (iii) executed or filed any power of attorney, in each case with respect to any Taxes which waiver, agreement or power of attorney is currently in force;

          (h) neither the Seller nor any of its Subsidiaries has been a member of an Affiliated Group (as defined in Section 1504 of the Code), or any similar group defined under local, state or foreign Tax law and neither the Seller nor any of its Subsidiaries has any liability for Taxes of any Person other than the Seller or its Subsidiaries under Treasury Regulations Section 1.1502-6 or any similar provision of local, state or foreign Tax law;

          (i) neither the Seller nor any of its Subsidiaries is a party to or bound by any Tax allocation, sharing, indemnity or similar agreement or arrangement with any Person and neither the Seller nor any of its Subsidiaries has current or potential contractual obligation to indemnify any other Person with respect to Taxes;

          (j) neither the Seller nor any of its Subsidiaries has any obligation to make any payment that could be non-deductible under Section 280G of the Code (or any corresponding provision of state, local or foreign Tax law);

          (k) no claim has ever been made by a taxing authority in a jurisdiction where the Seller or any of its Subsidiaries does not pay Taxes or file Tax Returns that the Seller or any such Subsidiary is or may be subject to Taxes assessed by such jurisdiction;

          (l) the Seller and each of its Subsidiaries have withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor, independent contractor or other third party;

          (m)  the Taxes Schedule contains a list of states, territories and
                   --------------
jurisdictions (whether foreign or domestic) in which the Seller and each of its Subsidiaries are required to file Tax Returns relating to their respective businesses; and

          (n) neither the Seller nor any of its Subsidiaries will be required to include any amount in taxable income for any taxable period (or portion thereof) ending after the Closing Date that is attributable to any taxable period (or portion thereof) ending on or before the Closing Date as a result of
(i) any change in method of accounting for a taxable period ending on or prior to the Closing Date, (ii) any "closing agreement," as described in Section 7121 of the Code (or any corresponding provision of state, local or foreign income Tax law), entered into on or before the Closing Date, (iii) any installment sale made on or before the Closing Date, or (iv) any deferred intercompany gain described in Treasury Regulation Section 1.15102-13 or any excess loss account described in Treasury Regulation Section 1.1502-19 and 1.1502-32 (or any corresponding or similar provision or administrative rule of federal, state, local or foreign income tax law) arising on or before the Closing Date.

          5.12    CONTRACTS AND COMMITMENTS.
                  -------------------------

          (a) Except as specifically contemplated by this Agreement and except as set forth on the "Contracts Schedule" attached hereto, neither the Seller nor
                     ------------------
any of its Subsidiaries is a party to or bound by, whether written or oral, any (in each case, solely to the extent related to the Division):

          (i) collective bargaining agreement or contract with any labor union or any bonus, pension, profit sharing, retirement or any other form of deferred compensation plan or any stock purchase, stock option, hospitalization insurance or similar plan or practice, whether formal or informal;

          (ii) contract for the employment of any officer, individual employee or other person on a full-time or consulting basis or any severance agreements;

          (iii) agreement or indenture relating to the borrowing of money or to mortgaging, pledging or otherwise placing a Lien on any of its assets;

          (iv) contract under which the Seller or any of its Subsidiaries has advanced or loaned any other Person amounts in the aggregate exceeding $25,000;


          (v) agreements with respect to the lending or investing of funds;

          (vi) license or royalty agreements;

          (vii) guaranty of any obligation, other than endorsements made for collection;

          (viii) management, consulting, advertising, marketing, promotion, technical services, advisory or other contract or other similar arrangement relating to the design, marketing, promotion, management or operation of the Business;

          (ix) outstanding powers of attorney executed on behalf of the Seller;

          (x) lease or agreement under which it is lessee of, or holds or operates, any personal property owned by any other party calling for payments in excess of $10,000 annually;

          (xi) lease or agreement under which it is lessor of or permits any third party to hold or operate any property, real or personal, owned or controlled by it;

          (xii) contract or group of related contracts with the same party continuing over a period of more than six months from the date or dates thereof, not terminable by it on 30 days or less notice without penalties or involving more than $10,000;

          (xiii)  any confidentiality agreement or similar arrangement;

          (xiv) contract which prohibits it from freely engaging in business anywhere in the world; or

          (xv) other agreement material to it whether or not entered into in the Ordinary Course of Business.

          (b) Except as disclosed on the Contracts Schedule, (i) no contract or
                                         ------------------
commitment required to be disclosed on the Contracts Schedule has been breached
                                           ------------------
or canceled by the other party and neither the Seller nor any Stockholder has knowledge of any anticipated breach by any other party to any contract required to be disclosed on the Contracts Schedule, (ii) no customer or supplier has
                       ------------------
indicated in writing or orally to the Seller, any of its Subsidiaries or any Stockholder that it shall stop or decrease the rate of business done with the Division or that it desires to renegotiate its contract or current arrangement with the Seller or any of its Subsidiaries, (iii) the Seller and each of its Subsidiaries have performed all the obligations required to be performed by them in connection with the contracts or commitments required to be disclosed on the Contracts Schedule and are not in default under or in breach of any contract or
------------------
commitment required to be disclosed on the Contracts Schedule, and no event has
                                           ------------------
occurred which with the passage of time or the giving of notice or both would result in a default or breach thereunder, (iv) neither the Seller nor any of its Subsidiaries has any present expectation or intention of not fully performing any obligation pursuant to any contract required to be set forth on the Contracts Schedule, and (vi) each agreement required to be set forth on the
    ------------------
Contracts Schedule is legal, valid, binding, enforceable and in full force and
------------------
effect and will continue as such following the consummation of the transactions contemplated hereby.

          (c) The Seller has provided the Purchaser with a true and correct copy of all written contracts which are required to be disclosed on the Contracts
                                                                   ---------
Schedule, in each case together with all amendments, waivers or other changes
--------
thereto (all of which are disclosed on the Contracts Schedule).  The Contracts
                                           ------------------        ---------
Schedule contains an accurate and complete description of all material terms of
--------
all oral contracts referred to therein.

           5.13     PROPRIETARY RIGHTS.
                    ------------------

          (a) The attached "Proprietary Rights Schedule" contains a complete and
                            ---------------------------
accurate list of all (a) patented or registered Proprietary Rights owned or used by the Seller or any of its

Subsidiaries in connection with the Business, (b) pending patent applications and applications for registrations of other Intellectual Property Rights filed by the Seller or any of its Subsidiaries in connection with the Business, (c) unregistered trade names, internet domain names and corporate names owned or used by the Seller or any of its Subsidiaries in connection with the Business and (d) unregistered trademarks, service marks, and computer software owned or used by the Seller or any of its Subsidiaries in connection with the Business. The Proprietary Rights Schedule also contains a complete and accurate list of
    ---------------------------
all licenses and other rights granted by the Seller or any of its Subsidiaries to any third party with respect to any Proprietary Rights related to the Business and all licenses and other rights granted by any third party to the Seller or any of its Subsidiaries with respect to any Proprietary Rights related to the Business, in each case identifying the subject Proprietary Rights. Except as set forth on the Proprietary Rights Schedule, the Seller and each of its
                    ---------------------------
Subsidiaries own, free of all Liens (except Permitted Encumbrances), all right, title and interest to, or have the right to use pursuant to a valid written license, all Proprietary Rights necessary for the operation of the Business as presently conducted and such rights will be owned or made available for use by the Purchaser after the Closing on terms and conditions substantially identical to those under which they were owned or used prior to the Closing. Except as set forth on the Proprietary Rights Schedule, the loss or expiration of any
             ---------------------------
Proprietary Rights or related group of Proprietary Rights owned or used by the Seller or any of its Subsidiaries related to the Business has not had a Material Adverse Effect on the conduct of the Business and is not pending or, to the knowledge of the Seller or any Stockholder, threatened or reasonably foreseeable.

          (b) Except as set forth on the Proprietary Rights Schedule, (i) the
                                         ---------------------------
Seller and each of its Subsidiaries owns and possesses without restriction as to use, all right, title and interest in and to the Proprietary Rights necessary for the operation of the Business as currently conducted; (ii) neither the Seller nor any of its Subsidiaries has received any notices of invalidity, infringement or misappropriation from any third party with respect to any such Proprietary Rights; (iii) neither the Seller nor any of its Subsidiaries has interfered with, infringed upon or misappropriated any Proprietary Rights of any third parties or knowingly come into conflict with any Proprietary Rights of any third parties; and (iv) to the knowledge of the Seller or any Stockholder, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Proprietary Rights of the Seller or its Subsidiaries related to the Business.

          (c) The transactions contemplated by this Agreement shall have no adverse effect on the Purchaser's right, title and interest in and to any of the Proprietary Rights related to the Business. The Seller and each of its Subsidiaries has taken all necessary and desirable actions to maintain and protect their Proprietary Rights related to the Business and shall continue to maintain and protect those rights prior to the Closing so as to not adversely affect the validity or enforcement of such Proprietary Rights.

          5.14    LITIGATION; PROCEEDINGS. Except as set forth on the attached
                  -----------------------
"Litigation Schedule," there are no actions, suits, complaints, charges,
--------------------
proceedings, orders, investigations or claims pending or, to the knowledge of the Seller or any Stockholder, threatened against or affecting the Division (or to the knowledge of the Seller or any Stockholder, pending or threatened against or affecting any of the officers or key employees of the Division with respect to the Division's businesses or proposed business activities) at law or in equity, or before or by any governmental department, commission, board, bureau, agency or instrumentality (including, without limitation, any actions, suits, complaints, charges, proceedings or investigations with respect to the transactions contemplated by this Agreement); nor have there been any such actions, suits, proceedings, orders, investigations or claims pending against or affecting the Division during the past three years; and neither the Seller nor any of its Subsidiaries is subject to any grievance arbitration proceedings under collective bargaining agreements or otherwise or, to the knowledge of the Seller or any Stockholder, any governmental investigations or inquiries related to the Division. Neither the Seller nor any of its Subsidiaries is subject to any judgment, order or decree of any court or other governmental agency (or settlement enforceable therein), and neither the Seller nor any of its Subsidiaries has received any opinion or memorandum or legal advice from legal counsel to the effect that it is exposed, from a legal standpoint, to any liability or disadvantage which may be material to the Business.

          5.15      BROKERAGE.  Except as set forth on the "Brokerage Schedule"
                    ---------                               ------------------
attached hereto, there are no claims for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of the Seller, any of its Subsidiaries or any Stockholder.

          5.16      GOVERNMENTAL LICENSES AND PERMITS. The "Permits Schedule"
                    ---------------------------------       ----------------
attached hereto contains a complete listing and summary description of all permits, licenses, certificates, approvals and other authorizations of any governmental entity or any department, agency or political subdivision thereof, or other similar rights (collectively, the "Licenses") owned or possessed by the
                                            --------
Seller or any of its Subsidiaries or used by it in the conduct of the Business. Except as indicated on the Permits Schedule, the Seller and each of its
                           ----------------
Subsidiaries own or possess all right, title and interest in and to all of the Licenses that are necessary to conduct the Business as presently conducted, including, without limitation, all Licenses required under any federal, state or local law relating to public health and safety, employee health and safety, pollution or protection of the environment. The Seller and each of its Subsidiaries are in compliance with the terms and conditions of such Licenses and have received no notices that they are in violation of any of the terms or conditions of such Licenses. The Seller and each of its Subsidiaries have taken all necessary action to maintain such Licenses. No loss or expiration of any such License is threatened, pending or reasonably foreseeable other than expiration in accordance with the terms thereof. Except as indicated on the Permits Schedule, all of the Licenses shall survive the transactions
----------------
contemplated hereby.

          5.17      EMPLOYEES.  Except as set forth on the "Employees Schedule"
                    ---------                               ------------------
attached hereto, to the knowledge of the Seller or any Stockholder, no key executive employee and no group of employees or independent contractors of the Division has any plans to terminate his, her or its employment or relationship as an independent contractor with the Division. The Seller and each of its Subsidiaries have complied and remain in compliance with all applicable laws relating to the employment of personnel and labor. Neither the Seller nor any of its Subsidiaries is a party to or bound by any collective bargaining agreement, nor has such party experienced any strikes, grievances, unfair labor practices claims or other material employee or labor disputes related to the Division. Neither the Seller nor any of its Subsidiaries has engaged in any unfair labor practice. Neither the Seller nor any Stockholder has knowledge of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of the Division. Neither the Seller nor any of its Subsidiaries has implemented any plant closing or mass layoff of employees as those terms are defined in the Worker Adjustment Retraining and Notification Act of

1988, as amended ("WARN"), or any similar state or local law or regulation,
                   ----
and no layoffs that could implicate such laws or regulations will have been implemented before Closing without advance notification to the Purchaser.

           5.18     EMPLOYEE BENEFIT MATTERS.
                    ------------------------

          (a) Except as set forth on the "Benefit Plans Schedule" attached
                                          ----------------------
hereto, with respect to current or former employees of the Division, neither the Seller nor any of its Subsidiaries maintains or contributes to or has any actual or potential liability with respect to any (i) deferred compensation or bonus or retirement plans or arrangements, (ii) qualified or nonqualified defined contribution or defined benefit plans or arrangements which are employee pension benefit plans (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), or (iii) employee welfare benefit
                                   -----
plans, (as defined in Section 3(1) of ERISA), stock option or stock purchase plans, or material fringe benefit plans or programs whether in writing or oral and whether or not terminated. Neither the Seller nor any of its Subsidiaries has ever contributed to any multiemployer pension plan (as defined in Section 3(37) of ERISA), and neither the Seller nor any of its Subsidiaries has ever maintained or contributed to any defined benefit plan (as defined in Section 3(35) of ERISA). The plans, arrangements, programs and agreements referred to the preceding two sentences are referred to collectively as the "Plans."
                                                                 -----
Neither the Seller nor any of its Subsidiaries maintains or contributes to any Plan which provides health, accident or life insurance benefits to former employees of the Division, their spouses or dependents, other than in accordance with Section 4980B of the Code ("COBRA").
                                 -----

          (b) The Plans (and related trusts and insurance contracts) set forth on the Benefit Plans Schedule comply in form and in operation with the
       ----------------------
requirements of applicable laws and regulations, including ERISA and the Code and the nondiscrimination rules thereof. All contributions, premiums or payments which are due on or before the Closing Date under each Plan have been paid. Each Plan which is intended to be qualified under section 401(a) of the Code (i) has been amended on a timely basis in compliance with the Code and (ii) has received from the Internal Revenue Service a favorable determination letter which considers the terms of such Plan as amended.

          (c) All required reports and descriptions (including Form 5500 Annual Reports, Summary Annual Reports and Summary Plan Descriptions) with respect to the Plans set forth on the Benefit Plans Schedule have been properly and timely
                           ----------------------
filed with the appropriate government agency and distributed to participants as required. The Seller and each of its Subsidiaries have complied with the requirements of COBRA.

          (d) With respect to each Plan set forth on the Benefit Plans Schedule,
                                                         ----------------------
(i) there have been no prohibited transactions as defined in Section 406 of ERISA or Section 4975 of the Code, (ii) no fiduciary (as defined in Section 3(21) of ERISA) has any liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of such Plans, and (iii) no actions, investigations, suits or claims with respect to the assets thereof (other than routine claims for benefits) are pending or threatened, and neither the Seller nor any Stockholder has knowledge of any facts which would give rise to or could reasonably be expected to give rise to any such actions, suits or claims.

          (e) With respect to each of the Plans listed on the Benefit Plans
                                                              -------------
Schedule, the Stockholders have furnished to the Purchaser true and complete
--------
copies of (i) the plan documents, summary plan descriptions and summaries of material modifications and other material employee communications, (ii) the Form 5500 Annual Report (including all schedules and other attachments for the most recent three years), (iii) all related trust agreements, insurance contracts or other funding agreements which implement such plans and (iv) all contracts relating to each such plan, including, without limitation, service provider agreements, insurance contracts, investment management agreements and recordkeeping agreements.

          (f) The Seller and each of its Subsidiaries has not incurred and has no reason to expect that it will incur, any liability to the Pension Benefit Guaranty Corporation (other than routine premium payments ) or otherwise under Title IV of ERISA (including any withdrawal liability) or under the Code with respect to any employee pension benefit plan (as defined in Section 3(2) of ERISA) that the Seller or any member of its "controlled group" (within the meaning of Code Section 414) maintains or ever has maintained or to which any of them contributes, ever has contributed, or ever has been required to contribute.

          5.19      INSURANCE.  The "Insurance Schedule" attached hereto lists
                    ---------        ------------------
and briefly describes each insurance policy maintained by the Seller and each of its Subsidiaries with respect to the Division's properties, assets and business, together with a claims history for the past five years. All of such insurance policies are in full force and effect, and neither the Seller nor any of its Subsidiaries is in default with respect to its obligations under any such insurance policies and neither the Seller nor any of its Subsidiaries has been denied insurance coverage. Except as set forth on the Insurance Schedule,
                                                       ------------------
neither the Seller nor any of its Subsidiaries has any self-insurance or co-insurance programs related to the Division, and the reserves set forth on the Latest Balance Sheet are adequate to cover all anticipated liabilities with respect to self-insurance or coinsurance programs.

          5.20      OFFICERS AND DIRECTORS; BANK ACCOUNTS.  The "Officers,
                    -------------------------------------        ---------
Directors and Bank Accounts Schedule" attached hereto lists all officers and
------------------------------------
directors of the Seller and each of its Subsidiaries, and all bank accounts, safety deposit boxes and lock boxes (designating each authorized signatory with respect thereto) for the Division.

          5.21      AFFILIATE TRANSACTIONS.  Except as disclosed on the
                    ----------------------
"Affiliated Transactions Schedule" attached hereto, no Insider is a party to any
---------------------------------
agreement, contract, commitment or transaction with the Seller or any of its Subsidiaries which is pertaining to the Business or has any interest in any property, real or personal or mixed, tangible or intangible, used in or pertaining to the Business.

          5.22      COMPLIANCE WITH LAWS.  The Seller, each of its Subsidiaries
                    --------------------
and their officers, directors, partners, agents and employees have complied with and are in compliance with all applicable laws, regulations and ordinances of foreign, federal, state and local governments and all agencies thereof which are applicable to the Business, the Division's business practices (including, but not limited to, the Division's marketing and sales of its products and services) or any owned or leased properties of the Seller or any of its Subsidiaries related to the Division and to which the Seller or any of its Subsidiaries may be subject, and no claims have been filed against the

Seller or any of its Subsidiaries alleging a violation of any such laws or regulations, and neither the Seller nor any of its Subsidiaries has received notice of any such violations.

           5.23     ENVIRONMENTAL MATTERS.  Except as set forth on the
                    ---------------------
"Environmental Schedule" attached hereto:
-----------------------

          (a) The Seller and each of its Subsidiaries have complied with and are currently in compliance with all Environmental and Safety Requirements with respect to the Business, and neither the Seller nor any of its Subsidiaries has received any oral or written notice, report or information regarding any liabilities (whether accrued, absolute, contingent, unliquidated or otherwise) or any corrective, investigatory or remedial obligations arising under Environmental and Safety Requirements which relate to the Division or any of its properties or facilities.

          (b) Without limiting the generality of the foregoing, the Seller and each of its Subsidiaries have obtained and complied with, and are currently in compliance with, all permits, licenses and other authorizations that may be required pursuant to any Environmental and Safety Requirements for the occupancy of the Division's properties or facilities or the operation of the Business. A list of all such permits, licenses and other authorizations which are material to the Business is set forth on the Environmental Schedule.
                                    ----------------------

          (c) Neither this Agreement or the other Transaction Documents nor the consummation of the transactions contemplated hereby and thereby shall impose any obligations on the Seller or its Subsidiaries or otherwise for site investigation or cleanup, or notification to or consent of any government agencies or third parties under any Environmental and Safety Requirements (including, without limitation, any so called "transaction-triggered" or "responsible property transfer" laws and regulations).

          (d) None of the following exists at any property or facility owned, occupied or operated by the Seller or any of its Subsidiaries related to the
Division: (i) underground storage tanks or surface impoundments; (ii) asbestos-containing material in any form or condition; (iii) materials or equipment containing polychlorinated biphenyls; or (iv) landfills.

          (e) Neither the Seller nor any of its Subsidiaries has treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled or Released any substance (including, without limitation, any hazardous substance) or owned, occupied or operated any facility or property related to the Division, so as to give rise to liabilities of the Seller or any of its Subsidiaries for response costs, natural resource damages or attorneys' fees pursuant to CERCLA or any other Environmental and Safety Requirements.

          (f) Without limiting the generality of the foregoing, no facts, events or conditions relating to the past or present properties, facilities or operations of the Seller or any of its Subsidiaries shall prevent, hinder or limit continued compliance with Environmental and Safety Requirements in the conduct of the Business, give rise to any corrective, investigatory or remedial obligations pursuant to Environmental and Safety Requirements or give rise to any other liabilities (whether accrued, absolute, contingent, unliquidated or otherwise) pursuant to Environmental and Safety Requirements in the conduct of the Business, including, without limitation, those liabilities relating to onsite or offsite Releases or threatened Releases of hazardous materials, substances or wastes, personal injury, property damage or natural resources damage.

          (g) Neither the Seller nor any of its Subsidiaries has, either expressly or by operation of law, knowingly assumed or undertaken any liability or corrective investigatory or remedial obligation of any other Person relating to any Environmental and Safety Requirements.

          (h) No Environmental Lien has attached to any property owned, leased or operated by the Seller or any of its Subsidiaries related to the Division.

          5.24      DISCLOSURE.  Neither this Agreement, the other Transaction
                    ----------
Documents, nor any of the schedules, attachments or Exhibits hereto, contain any untrue statement of a material fact or omit a material fact necessary to make each statement contained herein or therein, not misleading; There is no fact which has not been disclosed to the Purchaser of which the Seller or any Stockholder has knowledge which has a Material Adverse Effect or could reasonably be anticipated to have a Material Adverse Effect.

          5.25      CLOSING DATE.  All of the representations and warranties
                    ------------
contained in this Article V and elsewhere in this Agreement and all information delivered in any schedule, attachment or Exhibit hereto or in any writing delivered to the Purchaser are true and correct on the date of this Agreement and shall be true and correct on the Closing Date, except to the extent that the Seller or any Stockholder has advised the Purchaser otherwise in writing prior to the Closing.


                                  ARTICLE VI
            REPRESENTATIONS AND WARRANTIES CONCERNING THE PURCHASER
            -------------------------------------------------------

          As a material inducement to the Seller to enter into this Agreement, the Purchaser hereby represents and warrants to the Seller that:

          6.1    ORGANIZATION AND CORPORATE POWER.  The Purchaser is a
                 --------------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to enter into this Agreement and the other agreements contemplated hereby to which the Purchaser is a party and perform its obligations hereunder and thereunder.

          6.2    AUTHORIZATION OF TRANSACTION.  The execution, delivery and
                 ----------------------------
performance of this Agreement and the other agreements contemplated hereby to which the Purchaser is a party have been duly and validly authorized by all requisite corporate action on the part of the Purchaser, and no other corporate proceedings on its part are necessary to authorize the execution, delivery or performance of this Agreement. This Agreement constitutes, and each of the other agreements contemplated hereby to which the Purchaser is a party shall when executed constitute, a valid and binding obligation of the Purchaser, enforceable in accordance with their terms.

          6.3       NO VIOLATION.  The Purchaser is not subject to or obligated
                    ------------
under its certificate of incorporation, its by-laws, any applicable law, or rule or regulation of any governmental authority, or any agreement or instrument, or any license, franchise or permit, or subject to any order, writ, injunction or decree, which would be breached or violated by its execution, delivery or performance of this Agreement and the other agreements contemplated hereby to which the Purchaser is a party.

          6.4       Governmental Authorities and Consents.  Except for the
                    -------------------------------------
filing pursuant to the HSR Act, the Purchaser is not required to submit any notice, report or other filing with any governmental authority in connection with the execution or delivery by it of this Agreement and the other agreements contemplated hereby to which the Purchaser is a party or the consummation of the transactions contemplated hereby or thereby. Except for approval in connection with the filing under the HSR Act, no consent, approval or authorization of any governmental or regulatory authority or any other party or person is required to be obtained by the Purchaser in connection with its execution, delivery and performance of this Agreement and the other agreements contemplated hereby to which the Purchaser is a party or the transactions contemplated hereby or thereby.

          6.5       Litigation.  There are no actions, suits, proceedings or
                    ----------
orders pending or, to the Purchaser's knowledge, threatened against or affecting the Purchaser at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which would adversely affect the Purchaser's performance under this Agreement and the other agreements contemplated hereby to which the Purchaser is a party or the consummation of the transactions contemplated hereby or thereby.

          6.6       Brokerage.  There are no claims for brokerage commissions,
                    ---------
finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of the Purchaser.

          6.7       Closing Date.  All of the representations and warranties
                    ------------
contained in this Article VI and elsewhere in this Agreement and all information delivered in any schedule, attachment or Exhibit hereto or in any writing delivered to Stockholders are true and correct on the date of this Agreement and shall be true and correct on the Closing Date, except to the extent that the Purchaser has advised the Seller otherwise in writing prior to the Closing.

                                  ARTICLE VII
                                  TERMINATION
                                  -----------

          7.1      Termination. This Agreement may be terminated at any time
                   ------------
prior to the Closing:

         (a) by mutual written consent of the Seller and the Purchaser;

         (b) by the Seller or the Purchaser if there has been a material misrepresentation or breach on the part of the other Party of the representations, warranties or covenants set forth in this Agreement or if events have occurred which have made it impossible to satisfy a condition precedent to the terminating Party's obligations to consummate the transactions contemplated hereby unless such terminating Party's willful or knowing breach of this Agreement has caused the condition to be unsatisfied; or

         (c) by the Seller or the Purchaser if the Closing has not occurred on or prior to April 1, 1998; provided, however, that neither the Purchaser nor the Seller shall be entitled to terminate this Agreement pursuant to this Section 7.1(c) if such Party's willful or knowing breach of this Agreement has prevented the consummation of the transactions contemplated hereby at or prior to such time.

          7.2    Effect of Termination.  In the event of termination of this
                 ---------------------
Agreement by either the Seller or the Purchaser as provided in Section 7.1, this Agreement shall forthwith become void and there shall be no liability on the part of any Party to any other Party under this Agreement, except that the provisions of Section 9.7 and Article X shall continue in full force and effect and except that nothing herein shall relieve any Party from liability for any breach of this Agreement prior to such termination.


                                 ARTICLE VIII
                      INDEMNIFICATION AND RELATED MATTERS
                      -----------------------------------

          8.1    Survival.  All representations, warranties, covenants and
                 --------
agreements set forth in this Agreement or in any writing or certificate delivered in connection with this Agreement shall survive the Closing Date and the consummation of the transactions contemplated hereby and shall not be affected by any examination made for or on behalf of any Party, the knowledge of any of such Party's officers, directors, stockholders, employees or agents, or the acceptance of any certificate or opinion. Notwithstanding the foregoing, no Party shall be entitled to recover for any Loss pursuant to Section 8.2(a)(i) or
Section 8.2(c)(i) unless written notice of a claim thereof is delivered to the other Party prior to the Applicable Limitation Date. For purposes of this Agreement, the term "Applicable Limitation Date" shall mean the second
                     --------------------------
anniversary of the Closing Date; provided that the Applicable Limitation Date with respect to the following Losses shall be as follows: (i) with respect to any Loss arising from or related to a breach of the representations and warranties of the Seller and Stockholders set forth in Sections 5.11 (Taxes) and
5.18 (Employee Benefits Matters), the Applicable Limitation Date shall be the 60th day after expiration of the statute of limitations (including any extensions thereto to the extent that such statute of limitations may be tolled) applicable to the Tax or ERISA statute, regulation or other authority which gave rise to such Loss, (ii) with respect to any Loss arising from or related to a breach of the representations and warranties of the Seller and Stockholders set forth in Section 5.23 (Environmental), the Applicable Limitation Date shall be the fifth anniversary of the Closing Date, and (iii) with respect to any Loss arising from or related to a breach of the representations and warranties of the Seller and Stockholders set forth in Section 5.1 (Organization and Corporate Power), Section 5.2 (Authorization of Transactions), Section 5.3 (Capitalization), Section 5.5 (Absence of Conflicts), or Section 5.15 (Brokerage) and with respect to any Loss arising from or related to a breach of the representations and warranties of Purchaser set forth in Section 6.1 (Organization an Corporate Power), 6.2 (Authorization of Transactions), 6.3 (No Violation) or 6.6 (Brokerage), there shall be no Applicable Limitation Date (i.e., such representations and warranties shall survive forever).

                            8.2    Indemnification.
                                   ---------------

          (a) The Seller and the Stockholders shall jointly and severally indemnify the Purchaser and each of its officers, directors, stockholders, employees, agents, representatives, affiliates, successors and assigns (collectively, the "Purchaser Parties") and hold each of them harmless from and
                    -----------------
against and pay on behalf of or reimburse such Purchaser Parties in respect of the entirety of any Losses the Purchaser Parties may suffer, sustain or become subject to, through and after the date of the claim for indemnification resulting from, arising out of, relating to, in the nature of, or caused by:

          (i) the breach of any representation or warranty made by the Seller or any Stockholder contained in this Agreement or any certificate delivered by the Seller or any Stockholder to the Purchaser with respect thereto in connection with the Closing;

          (ii) the breach of any covenant or agreement made by the Seller or any Stockholder contained in this Agreement or any certificate delivered by the Seller or any Stockholder to the Purchaser with respect thereto in connection with the Closing;

          (iii)  any Excluded Liabilities; or

          (iv)  the Section 1031 Exchange.

The Purchaser's remedy for any indemnification of Losses hereunder may be satisfied by proceeding against the Seller or one or more Stockholders individually for all or any portion of any such Loss.

          (b) The indemnification provided for in Section 8.2(a)(i) above is subject to the following limitations:

          (i) The Seller and the Stockholders will be liable to the Purchaser Parties with respect to claims referred to in Section 8.2(a)(i) only if Purchaser gives the Seller written notice thereof within the Applicable Limitation Date;


          (ii) The aggregate amount of all payments made by the Seller and the Stockholders in satisfaction of claims for indemnification pursuant to
     Section 8.2(a)(i) shall not exceed $20,000,000 (the "Cap"); and
                                                          ---

          (iii) The aggregate amount of all payments made by the same individual Stockholder in satisfaction of claims for indemnification pursuant to Section 8.2(a)(i) shall not exceed such Stockholder's pro rata portion of the Cap determined by multiplying the amount of the Cap by a fraction, the numerator of which is the number of shares of capital stock of the Seller owned by such Stockholder on the Closing Date and the denominator of which is the total number of shares of capital stock of the Seller owned on the Closing Date by all of the Stockholders signatories hereto.

Notwithstanding any implication to the contrary contained in this Agreement, so long as the Purchaser delivers written notice of a claim for which the Purchaser is entitled to indemnification hereunder to the Seller no later than the Applicable Limitation Date, the Seller and the Stockholders shall be required to indemnify the Purchaser Parties for all Losses (up to the Cap) which the Purchaser Parties may incur in respect of the matters which are the subject of such claim, regardless of when incurred.

          (c) The Purchaser shall indemnify the Seller and the Stockholders and hold each Stockholder, the Seller and its officers, directors, stockholders, employees, agents, representatives, affiliates, successors and assigns (collectively, the "Seller Parties") and hold each of them harmless from and
                    --------------
against and pay on behalf of or reimburse such Seller Parties in respect of the entirety of any Losses the Seller Parties may suffer, sustain or become subject to, through and after the date of the claim for indemnification resulting from, arising out of, relating to, in the nature of, or caused by:

          (i) the breach of any representation or warranty made by the Purchaser contained in this Agreement or any certificate delivered by the Purchaser to the Seller with respect thereto in connection with the Closing;

          (ii) the breach of any covenant or agreement made by the Purchaser contained in this Agreement or any certificate delivered by the Purchaser to the Seller with respect thereto in connection with the Closing; or

          (iii)  any Assumed Liabilities.

          (d) The indemnification provided for in Section 8.2(c)(i) above is subject to the following limitations:

          (i) The Purchaser will be liable to the Seller Parties with respect to claims referred to in Section 8.2(c)(i) only if the Seller gives the Purchaser written notice thereof within the Applicable Limitation Date; and

          (ii) The aggregate amount of all payments made by the Purchaser in satisfaction of claims for indemnification pursuant to Section 8.2(c)(i) shall not exceed the Cap.


Notwithstanding any implication to the contrary contained in this Agreement, so long as the Seller delivers written notice of a claim to the Purchaser no later than the Applicable Limitation Date, the Purchaser shall be required to indemnify the Seller Parties for all Losses (up to the Cap) which the Seller Parties may incur in respect of the matters which are the subject of such claim, regardless of when incurred.

          (e) If a party hereto seeks indemnification under this Article VIII, such party (the "Indemnified Party") shall give written notice to the other
                 -----------------
party (the "Indemnifying Party") as soon as practicable, and in any event within
            ------------------
60 days, after receiving written notice of any action, lawsuit, proceeding, investigation or other claim against it (if by a third party) or discovering the liability, obligation or facts giving rise to such claim for indemnification, describing the claim, the amount thereof (if known and quantifiable), and the basis thereof; provided that the failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party of its or his obligations hereunder except to the extent such failure shall have materially prejudiced the Indemnifying Party. In that regard, if any action, lawsuit, proceeding, investigation or other claim shall be brought or asserted by any third party which, if adversely determined, would entitle the Indemnified Party to indemnity pursuant to this Article VIII, the Indemnified Party shall notify the Indemnifying Party as soon as practicable, and in any event within 60 days, after receiving written notice of such action, lawsuit, proceeding, investigation or other claim of the same in writing, specifying in detail the basis of such claim and the facts pertaining thereto and the Indemnifying Party shall be entitled to participate in the defense of such action, lawsuit, proceeding, investigation or other claim giving rise to the Indemnified Party's claim for indemnification at its expense, and at its option (subject to the limitations set forth below) shall be entitled to appoint lead counsel of such defense with reputable counsel reasonably acceptable to the Indemnified Party; provided that, as a condition precedent to the Indemnifying Party's right to assume control of such defense, it must first:

          (i) enter into an agreement with the Indemnified Party (in form and substance reasonably satisfactory to the Indemnified Party) pursuant to which the Indemnifying Party agrees to be fully responsible for all Losses relating to such claims and that it will provide full indemnification to the Indemnified Party for all Losses relating to such claim, and

          (ii) unconditionally guarantees the payment and performance of any liability or obligation which may arise with respect to such claim or the facts giving rise to such claim for indemnification, and

          (iii) furnish the Indemnified Party with reasonable evidence that the Indemnifying Party is and will be able to satisfy any such liability;

and provided further that the Indemnifying Party shall not have the right to assume control of such defense and shall pay the fees and expenses of counsel retained by the Indemnified Party (and reasonably acceptable to the Indemnifying Party), if the claim which the Indemnifying Party seeks to assume control (i) seeks non-monetary relief, (ii) involves criminal or quasi-criminal allegations,
(iii) involves a claim to which the Indemnified Party reasonably believes an adverse determination would be detrimental to or injure the Indemnified Party's reputation or future business prospects, or (iv) involves a claim which, upon petition by the Indemnified Party, the appropriate court rules that the Indemnifying Party failed or is failing to vigorously prosecute or defend.

     If the Indemnifying Party is permitted to assume and control the defense and elects to do so, the Indemnified Party shall have the right to employ counsel separate from counsel employed by the Indemnifying Party in any such action and to participate in the defense thereof, but the fees and expenses of such counsel employed by the Indemnified Party shall be at the expense of the Indemnified Party unless (i) the employment thereof has been specifically authorized by the Indemnifying Party in writing, or (ii) the Indemnifying Party has been advised by counsel that a reasonable likelihood exists of a conflict of interest between the Indemnifying Party and the Indemnified Party.

     If the Indemnifying Party shall control the defense of any such claim, the Indemnifying Party shall obtain the prior written consent of the Indemnified Party (which shall not be unreasonably withheld) before entering into any settlement of a claim or ceasing to defend such claim, if pursuant to or as a result of such settlement or cessation, injunction or other equitable relief will be imposed against the Indemnified Party or if such settlement does not expressly unconditionally release the Indemnified Party from all liabilities and obligations with respect to such claim, without prejudice.

          (f) The Indemnifying Party shall pay the Indemnified Party in immediately available funds promptly after the Indemnified Party provides the Indemnifying Party with written notice of a claim hereunder and the Parties reasonably agree that there is a reasonable basis for such claim.

          (g) In the event the Indemnified Party receives payment from the Indemnifying Party pursuant to this Section 8.2, and the Indemnified Party has a valid claim against a third party with respect to the Loss giving rise to such payment, the Indemnified Party shall either (i) diligently pursue such claim and reimburse the Indemnifying Party for the amount of such payment from any proceeds actually received from such third party with respect to such Loss (after deducting the cost of pursuing such claim), or (ii) allow the Indemnifying Party to pursue such claim.

          (h) Amounts paid to or on behalf of the Seller, the Stockholders or the Purchaser as indemnification shall be treated as adjustments to the Purchase Price.

                                  ARTICLE IX
                             ADDITIONAL AGREEMENTS
                             ---------------------

          9.1       Continuing Assistance.  Subsequent to the Closing, the
                    ---------------------
Seller, the Stockholders and the Purchaser (at their own cost) shall assist each other (including making records available) in the preparation of their respective Tax Returns and the filing and execution of Tax elections, if required, as well as any audits or litigation that ensue as a result of the filing thereof, to the extent that such assistance is reasonably requested.

           9.2      Tax Matters.
                    -----------

          (a) All transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including any penalties and interest thereon) incurred in connection with this Agreement shall be paid by the Seller or the Stockholders when due, and the Seller and the Stockholders shall, at his or its own expense, file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other Taxes and fees, and if required by applicable law, the Purchaser shall, and shall cause its affiliates to, join in the execution of any such Tax Returns and other documentation.

          (b) All real property taxes, personal property taxes, ad valorem
                                                                -- -------
obligations and similar taxes imposed on a periodic basis, in each case levied with respect to the Acquired Assets, other than conveyance taxes provided for in
Section 9.2(a), for a taxable period which includes (but does not end on) the Closing Date shall be apportioned between the Seller and the Purchaser as of the Closing Date based on the number of days of such taxable period included in the pre-Closing Tax period and the number of days of such taxable period included in the post-Closing period. The Seller shall be liable for the proportionate amount of such Taxes that is attributable to the pre-Closing Tax period. Within 90 days after the Closing, the Seller and the Purchaser shall present a reimbursement to which each is entitled under this Section 9.2(b) together with such supporting evidence as is reasonably necessary to calculate the proration amount. The proration amount shall be paid by the party owing it to the other within 10 days after delivery of such statement. Thereafter, the Seller shall notify the Purchaser upon receipt of any bill for real or personal property taxes relating to the Acquired Assets, part or all of which are attributable to the post-Closing Tax period, and shall promptly deliver such bill to the Purchaser who shall pay the same to the appropriate taxing authority, provided that if such bill covers the pre-Closing Tax period, the Seller shall also remit prior to the due date of assessment to the Purchaser payment for the proportionate amount of such bill that is attributable to the pre-Closing Tax period. In the event that either the Seller or the Purchaser shall thereafter make a payment for which it is entitled to reimbursement under this Section 9.2(b), the other party shall make such reimbursement promptly but in no event later than 30 days after the presentation of a statement setting forth the amount of reimbursement to which the presenting party is entitled along with such supporting evidence as is reasonably necessary to calculate the amount of reimbursement. Any payment required under this Section 9.2(b) and not made within 10 days of delivery of the statement shall bear interest at the rate per annum determined, from time to time, under the provisions of Section 6621(a)(2) of the Code for each day until paid.

          9.3       Press Releases and Announcements.  Prior to the Closing
                    --------------------------------
Date, no press releases related to this Agreement and the transactions contemplated herein, or other announcements to the employees, customers or suppliers of the Seller shall be issued without the mutual approval of all Parties, except for any public disclosure which any Party in good faith believes is required by law or regulation (in which case the disclosure shall be prepared jointly by the Seller and the Purchaser). After the Closing Date, no press releases related to this Agreement and the transactions contemplated herein, or other announcements to the employees, customers or suppliers of the Seller shall be issued without the Purchaser's consent (which shall not be unreasonably withheld).

          9.4       Further Transfers.  The Seller shall execute and deliver
                    -----------------
such further instruments of conveyance and transfer and take such additional action as the Purchaser may reasonably request to effect, consummate, confirm or evidence the transfer to the Purchaser of the Acquired Assets and any other transactions contemplated hereby.


          9.5    SPECIFIC PERFORMANCE.  The Seller and the Stockholders
                 --------------------
acknowledge that the Business is unique and recognize and affirm that in the event of a breach of this Agreement by the Seller or the Stockholders, money damages may be inadequate and the Purchaser may have no adequate remedy at law. Accordingly, the Seller and the Stockholders agree that the Purchaser shall have the right, in addition to any other rights and remedies existing in its favor, to enforce its rights and the Seller's and the Stockholders' obligations hereunder not only by an action or actions for damages but also by an action or actions for specific performance, injunctive and/or other equitable relief.

          9.6       Transition Assistance.  Neither the Seller nor any
                    ---------------------
Stockholder shall in any manner take any action which is designed, intended, or might be reasonably anticipated to have the effect of discouraging customers, suppliers, lessors, licensors and other business associates from maintaining the same business relationships with the Purchaser after the date of this Agreement as were maintained with the Seller with respect to the Division prior to the date of this Agreement.

          9.7       Expenses.  Except as otherwise provided herein, the Seller
                    --------
and the Stockholders and the Purchaser shall pay all of their own fees, costs and expenses (including, without limitation, fees, costs and expenses of legal counsel, investment bankers, brokers or other representatives and consultants and appraisal fees, costs and expenses) incurred in connection with the negotiation of the this Agreement and the other agreements contemplated hereby, the performance of its obligations hereunder and thereunder, and the consummation of the transactions contemplated hereby and thereby.

          9.8       Books and Records.  Unless otherwise consented to in writing
                    -----------------
by the Seller or the Purchaser (as the case may be), the Purchaser and the Seller will not, for a period of seven years following the date hereof, destroy, alter or otherwise dispose of any of the books and records of the Seller acquired by the Purchaser hereunder or retained by the Seller or any Stockholder without first offering to surrender to the Seller, the Stockholders or the Purchaser such books and records or any portion thereof of which the Seller, the Stockholders or the Purchaser may intend to destroy, alter or dispose. The Purchaser, the Seller and the Stockholders will allow the other party's representatives, attorneys and accountants access to such books and records, upon reasonable request during such party's normal business hours, for the purpose of examining and copying the same in connection with any matter whether or not related to or arising out of this Agreement or the transactions contemplated hereby.

           9.9      NONCOMPETITION, NONSOLICITATION AND CONFIDENTIALITY.
                    ---------------------------------------------------

          (a)  Noncompetition.
               --------------

          (i) In consideration of the mutual covenants provided for herein to the Seller and the Stockholders at the Closing and in consideration of the additional payment set forth below, during the period beginning on the Closing Date and ending on the fifth anniversary of the Closing Date (the "Noncompete Period"), neither the Seller nor Will Crenshaw, Colby Crenshaw,
     ------------------
     Casey Crenshaw, Heather Crenshaw-Petkovesk or any of the Stockholders (the Seller, Will Crenshaw, Colby Crenshaw, Casey Crenshaw, Heather Crenshaw-Petkovesk and the Stockholders are collectively referred to herein as the "Noncompeting Parties") shall engage (whether as an owner, operator,
     ----------------------
     manager, employee, officer, director, consultant, advisor, representative or otherwise) directly or indirectly in any business that competes with the Business as it is conducted, or was conducted during the 12-month period ending on the Closing Date, in any geographic area in which such Business is conducted as of the Closing Date or during such 12-month period.

          (ii) For purposes hereof, engaging in the following activities or businesses is not prohibited under this Section 9.9(a):

          (A) manufacturing, repairing, maintaining, renting, leasing, selling or financing any item to the Offshore Market (as defined below) other than renting or leasing roll-off containers, roll-off trailers, stainless steel tanker trailers, aluminum end dumps, frac tanks, polytanks (other than polytanks designed specifically for the Offshore Market) or roll-off vacuum tanks or boxes (other than roll-off vacuum tanks or boxes designed specifically for the Offshore Market);

          (B) manufacturing, repairing, maintaining, selling, financing or entering into capital leases of products manufactured directly by the Seller or its Subsidiaries;

          (C) pressure washing and tank cleaning activities such as those conducted by Crenshaw Enterprises as of the Closing Date; or

          (D) ownership of less than 5% of the outstanding stock of any publicly traded corporation.

          (iii)  For purposes of this Section 9.9(a), the "Offshore Market"
                                                           ---------------
     means the marine, offshore drilling, offshore production, offshore pipeline, and associated maintenance industries and all dockside activities associated therewith.

          (iv) The parties hereto agree that the covenant set forth in this
     Section 9.9 is reasonable with respect to its duration, geographical area and scope. If the final judgment of a court of competent jurisdiction declares that any term or provision of this Section 9.9(a) is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed. As further consideration for the obligations of the Noncompeting Parties pursuant to this Section 9.9(a), the Purchaser shall pay to the Noncompeting Parties $150,000 on the Closing Date, allocated among the Noncompeting Parties in accordance with Noncompete Allocation Schedule attached hereto.
                     ------------------------------


          (b) Nonsolicitation.  During the Noncompete Period, no Noncompeting
              ---------------
Party shall directly or indirectly through another Person (i) induce or attempt to induce any employee of the Purchaser to leave the employ of the Purchaser, or in any way interfere with the relationship between the Purchaser and any employee thereof, (ii) hire any person who is then an employee of the Purchaser or was an employee of the Seller or any of its Subsidiaries in connection with the Business at any time during the one-year period immediately preceding the Closing (provided that the Noncompeting Parties may hire John Virgilio or Mike Brieden if such individual resigns or is fired by the Purchaser), or (iii) induce or attempt to induce any customer, supplier, licensee, licensor, franchisee or other business relation of the Purchaser to cease doing business with the Purchaser, or in any way interfere with the relationship between any such customer, supplier, licensee or business relation and the Purchaser.

          (c) Confidentiality.  Each Noncompeting Party shall treat and hold as
              ---------------
confidential any information concerning the business and affairs of the Business that is not already generally available to the public (the "Confidential
                                                            ------------
Information"), refrain from using any of the Confidential Information except in
-----------
connection with this Agreement, and deliver promptly to the Purchaser or destroy, at the request and option of the Purchaser, all tangible embodiments (and all copies) of the Confidential Information which are in his or its possession or under his or its control. In the event that any Noncompeting Party is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, such Noncompeting Party shall notify the Purchaser promptly of the request or requirement so that the Purchaser may seek an appropriate protective order or waive compliance with the provisions of this Section 9.9(c). If, in the absence of a protective order or the receipt of a waiver hereunder, the Noncompeting Party is, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, such Noncompeting Party may disclose the Confidential Information to the tribunal; provided that such disclosing Noncompeting Party shall use his or its reasonable best efforts to obtain, at the request of the Purchaser, an order or other assurance that confidential treatment shall be accorded to such portion of the Confidential Information required to be disclosed as the Purchaser shall designate.

          (d) Trade Names.  Neither the Seller nor any Stockholder shall use or
              -----------
permit any of its or his Affiliates to use the "Dragon Rental" name, or any name confusingly similar thereto (other than the name "Tiger Tanks by Dragon Products") in any manner anywhere in the world after Closing; provided that, without limiting the generality of the preceding clause, for purposes of this Agreement, any name containing both (i) the word "Dragon," or any derivative
                               ----
thereof or any word confusingly similar thereto and (ii) the word "Rental," or
                                                ---
any derivative thereof or any word confusingly similar thereto, shall be deemed to be confusingly similar to the name "Dragon Rental."

          (e) Remedy for Breach.  Each Noncompeting Party acknowledges and
              -----------------
agrees that in the event of a breach by any Noncompeting Party of any of the provisions of this Section 9.9, monetary damages shall not constitute a sufficient remedy. Consequently, in the event of any such breach, the Seller, Purchaser and/or their respective successors or assigns may, in addition to other rights and remedies existing in their favor, apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce or prevent any violations of the provisions hereof, in each case without the requirement of posting a bond or proving actual damages.

           9.10     EMPLOYEES.
                    ---------

          (a) A true, correct and complete list of all of the Division's employees (including leased employees) (the "Division Employees") indicating the
                                             ------------------
rate of pay of each such employee during the twelve months preceding the date hereof and the status of each such employee as active, on leave, full-time, part-time or otherwise is set forth on the "Division Employees Schedule"
                                            ---------------------------
attached hereto.

          (b) Except for the employees set forth on the "Excluded Employees
                                                         ------------------
Schedule" attached hereto (the "Excluded Employees"), the Purchaser will offer
--------                        ------------------
at-will employment to all active full-time Division Employees as of the Closing Date (the "Continuing Employees") with substantially equivalent salary and wages
           --------------------
as such employees received immediately prior to the Closing Date and benefits which are similar to those which are generally provided by the Purchaser to its employees. Nothing in this Section 9.10 shall obligate Purchaser to continue to employ any Continuing Employee for any period of time.

          (c) The Seller will be responsible for and shall pay (and the Stockholders shall cause the Seller to pay) to the Division's employees (i) all amounts of wages, bonuses and other renumeration (including, without limitation, discretionary benefits and bonuses) payable to such employees with respect to the period ending on the day prior to the Closing Date, (ii) any workers' compensation claims, amounts payable under Plans maintained by Seller and other amounts payable on an ongoing basis to such employees in connection with events or incidents occurring prior to the Closing Date, except to the extent that such amounts are paid under insurance, (iii) amounts equal to the vacation pay, sick leave pay and floating holiday pay earned or accrued by such employees as of the close of business on the Closing Date, whether or not such pay is vested or has been accrued on the books of the Division at such close of business, based upon the remuneration of such employees, normally used in computing such vacation pay, sick leave pay and floating holiday pay and (iv) all severance payments, if any, due to such employees as a result of the termination of their employment with the Seller. Seller shall also be responsible for and shall pay any related payroll burden (including, without limitation, FICA and other employment taxes) with respect to payments made under this Section 9.10(c).

          9.11      Seller's Use of Name.  Upon consummation of the Closing, the
                    --------------------
Seller will cease using the name "Dragon Rental" (and any name confusingly similar thereto, other than the name "Tiger Tanks by Dragon Products"), it being the intent of the Parties that from and after the Closing the Purchaser will have the sole right as against the Seller and all other Persons to conduct business under such name and that the Purchaser will commence doing so at the time of the Closing.

          9.12      Allocation of Purchase Price.  The allocation ("Allocation")
                    ----------------------------                    ----------
of the Purchase Price among the Acquired Assets shall be made as set forth on the "Purchase Price Allocation Schedule" attached hereto. The Allocation shall
     ----------------------------------
be determined jointly by the Purchaser and the Seller reasonably and in good faith, and such Allocation shall be used by the Parties in preparing (a) Form 8594, Asset Acquisition Statement, for each of the Purchaser and the Seller, and
(b) all Tax Returns. Each of the Purchaser and the Seller shall file Form 8594, prepared in accordance with this Section, with its federal income Tax Return for its Tax period including the Closing Date.

          9.13      Third Party Consents.  Notwithstanding anything to the
                    --------------------
contrary contained in this Agreement, this Agreement shall not constitute an agreement to transfer, sell or otherwise assign any instrument, contract, lease, license, permit or other agreement or arrangement which is not permitted to be assigned in connection with a transaction of the type contemplated by this Agreement (collectively, the "Unassigned Contracts"). The beneficial interest
                              --------------------
in and to each Unassigned Contract shall in any event pass to the Purchaser at the Closing; and the Seller and each of the Stockholders covenants and agrees to cooperate with the Purchaser in any lawful and economically feasible arrangement to provide the Purchaser with the Seller's entire interest in the benefits under each of the Unassigned Contracts. If and only if the Purchaser receives the economic benefits under an Unassigned Contract, the Purchaser agrees to accept the burdens and perform the obligations under such Unassigned Contract as subcontractor of the Seller. Furthermore, if the other party(ies) to an Unassigned Contract subsequently consent to the assignment of such contract to the Purchaser (without modification thereto which is adverse to the Purchaser), the Purchaser shall thereupon agree to assume and perform all liabilities and obligations arising thereunder after the date of such consent, at which time such Unassigned Contract shall be deemed an Acquired Asset. The Seller and each of the Stockholders agrees to indemnify the Purchaser and hold it harmless against any Losses which the Purchaser may suffer, sustain or become subject to, as a result of any claims by any party to any of the Unassigned Contracts for breach of contract in connection with the consummation of the transactions contemplated by this Agreement.

          9.14      Bulk Sales Law.  The Seller will bear any loss, liability,
                    --------------
obligation or cost suffered by the Seller or the Purchaser as a result of the Parties' noncompliance with any provision of any bulk sales law which is applicable to the transfer of the Acquired Assets pursuant to this Agreement.

                                   ARTICLE X

                                 MISCELLANEOUS
                                 -------------

          10.1      Amendment and Waiver.  This Agreement may be amended and any
                    --------------------
provision of this Agreement may be waived, provided that any such amendment or waiver shall be binding upon a Party only if such amendment or waiver is set forth in a writing executed by Purchaser, the Seller and the Stockholders. No course of dealing between or among any persons having any interest in this Agreement shall be deemed effective to modify, amend or discharge any part of this Agreement or any rights or obligations of any Party under or by reason of this Agreement.

          10.2      Notices.  All notices, demands and other communications
                    -------
given or delivered under this Agreement shall be in writing and shall be deemed to have been given when personally delivered, mailed by first class mail, return receipt requested, or delivered by express courier service or telecopied (with hard copy to follow). Notices, demands and communications to the Stockholders, the Seller and the Purchaser shall, unless another address is specified in writing, be sent to the address or telecopy number indicated below:

--------------------------------------
Notices to the Seller and the
 Stockholders:                          with a copy to:
--------------------------------------  --------------------------------------
c/o                                         Orgain, Bell & Tucker, L.L.P.
The Modern Group, Inc.                               470 Orleans
1655 Louisiana                                  Beaumont, Texas  77701
Beaumont, Texas  77701                         Telecopy: (409) 838-6959
Telecopy: (409) 833-5170                    Attention: J. H. Peacock, Esq.
Attention: President                            John W. Johnson, Esq.

Notices to Purchaser:                   with a copy to:
--------------------------------------  --------------------------------------
c/o                                                Kirkland & Ellis
National Equipment Services, Inc.              200 East Randolph Drive
1800 Sherman Avenue, Suite 100                 Chicago, Illinois  60601
Evanston, Illinois  60201                     Telecopy:  (312) 861-2200
Telecopy: (847) 733-1078                   Attention: Sanford E. Perl, Esq.
Attention: Kevin P. Rodgers


          10.3      Binding Agreement; Assignment.  This Agreement and all of
                    -----------------------------
the provisions hereof shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns; provided that neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by the Seller or any Stockholder without the prior written consent of Purchaser or by Purchaser (except as otherwise provided in this Agreement) without the prior written consent of the Seller; provided further that:

          (a) the Purchaser may at any time prior to the Closing, at its sole discretion, assign, in whole or in part, its rights and obligations pursuant to this Agreement to one or more of its Affiliates;

          (b) the Purchaser may assign its rights under this Agreement for collateral security purposes to any lender providing financing to Purchaser or any of its Affiliates and any such lender may exercise all of the rights and remedies of the Purchaser hereunder; and

          (c) the Purchaser may assign its rights under this Agreement, in whole or in part, to any subsequent purchaser of the Purchaser or any material portion of its assets (whether such sale is structured as a sale of stock, a sale of assets, a merger or otherwise); provided that the Purchaser shall remain liable for the obligations of the Purchaser hereunder.

          10.4      Severability.  Whenever possible, each provision of this
                    ------------
Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Agreement.

          10.5    NO STRICT CONSTRUCTION.  The language used in this Agreement
                  ----------------------
shall be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Party.

          10.6      Captions.  The captions used in this Agreement are for
                    --------
convenience of reference only and do not constitute a part of this Agreement and shall not be deemed to limit, characterize or in any way affect any provision of this Agreement, and all provisions of this Agreement shall be enforced and construed as if no caption had been used in this Agreement.

          10.7      Entire Agreement.  This Agreement and the documents referred
                    ----------------
to herein contain the entire agreement between the Parties and supersede any prior understandings, agreements or representations by or between the Parties, written or oral, which may have related to the subject matter hereof in any way.

          10.8      Counterparts.  This Agreement may be executed in multiple
                    ------------
counterparts, each of which shall be deemed an original but all of which taken together shall constitute one and the same instrument.

          10.9      Governing Law.  All questions concerning the construction,
                    -------------
validity and interpretation of this Agreement shall be governed by and construed in accordance with the domestic laws of the State of Texas, without giving effect to any choice of law or conflict of law provision (whether of the State of Texas or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Texas.

          10.10     Parties in Interest.  Nothing in this Agreement, express or
                    -------------------
implied, is intended to confer on any person other than the Parties and their respective successors and assigns any rights or remedies under or by virtue of this Agreement.

           10.11    Performance.
                    -----------

          (a) Will Crenshaw hereby agrees that all covenants and agreements set forth in this Agreement with respect to actions to be taken by, or to be refrained from being taken by, the Seller or the Stockholders (other than the obligation to make indemnification payments pursuant to Section 8.2) shall also apply to Will Crenshaw as if the name "Will Crenshaw" were substituted for the word "Seller" in all such covenants and agreements.

          (b) The beneficiaries of each Stockholder that is a trust shall (i) personally guaranty the obligations of such Stockholder pursuant to the Transaction Documents to which such Stockholder is a party and (ii) indemnify and hold harmless the Purchaser Parties with respect to the obligations of such Stockholder pursuant to the Transaction Document to which such Stockholder is a party.


                 *          *          *          *          *

  IN WITNESS WHEREOF, the Parties have executed this Asset Purchase Agreement as of the date first written above.

                              NES ACQUISITION CORP.

                              By:   /s/ Paul Ingersoll
                                    --------------------------------------

                              Its: Vice President
                                   ---------------------------------------


                              THE MODERN GROUP, INC.

                              By:   /s/ B. M. Merufee
                                    -------------------------------------
                              Its:  President
                                    -------------------------------------


          STOCKHOLDERS:       /s/ Heather Kirgan Crenshaw
                              -------------------------------------------
                              HEATHER KIRGAN CRENSHAW


                              /s/ Will B. Crenshaw, II
                              -------------------------------------------
                              WILL B. CRENSHAW, II


                              COLBY CLARENCE CRENSHAW TRUST
                              By:   /s/ John Crenshaw
                                    -------------------------------------
                              Name:      John Crenshaw
                              Title:     Trustee

                              JONATHAN CASEY HOPKINS CRENSHAW
                              TRUST
                              By:   /s/ John Crenshaw
                                    ------------------------------------
                              Name:      John Crenshaw
                              Title:     Trustee

With respect to Sections 9.9 and 10.11 only:

/s/ Will Crenshaw
----------------------------------------------------
WILL CRENSHAW

/s/ Colby Clarence Crenshaw
--------------------------------------------
COLBY CLARENCE CRENSHAW

/s/ Jonathan Casey Hopkins Crenshaw
--------------------------------------
JONATHAN CASEY HOPKINS CRENSHAW

               SECOND SIGNATURE PAGE TO ASSET PURCHASE AGREEMENT


                              SOUTHEAST TEXAS INTERMEDIARY, INC.

                              By:   /s/ Dan Phares
                                    ----------------------------------------
                              Its:  President
                                    ----------------------------------------